Exhibit 3.1
COMPANY LIMITED BY SHARES
MEMORANDUM
AND
ARTICLES OF ASSOCIATION
OF
public limited company
Registered in Dublin No. 12965
Arthur Cox LLP
Ten Earlsfort Terrace
Dublin 2
D02 T380

No. 12965
Certificate of Incorporation
I HEREBY CERTIFY THAT ROADSTONE, LIMITED is this day incorporated under the
Companies Acts, 1908 to 1924, and that the Company is Limited.
Given under my hand at Dublin, this Twentieth day of June, One Thousand Nine Hundred and Forty-
nine.

Fees and Deed Stamps	... ...	... ... £ 52 10s. 0d.
Stamp Duty on Capital	... ...	... ... £1,250 0s. 0d.
A.K. AUSTIN,
Registrar of Joint Stock Companies

No. 12965
Certificate of Change of Name
I Hereby Certify that
ROADSTONE, LIMITED
having, with the sanction of a Special Resolution of the said Company, and with the approval of the
MINISTER FOR INDUSTRY AND COMMERCE, changed its name, is now called
CEMENT-ROADSTONE HOLDINGS LIMITED
and I have entered such new name on the Register accordingly.
Given under my hand at Dublin, this Twentieth day of October, One Thousand Nine Hundred and
Seventy.
M. SINSEOIN,
for Registrar of Companies

Certificate of Incorporation on
Re-registration as a
Public Limited Company
I Hereby Certify that
CEMENT-ROADSTONE HOLDINGS PLC
is this day re-registered under the Companies Acts 1963 to 1983 and that the Company is a Public
Limited Company.
Given under my hand at Dublin, this Twentieth day of January, One Thousand Nine Hundred and
Eighty four.
R. BURKE
for Registrar of Companies

Certificate of Incorporation on
Change of Name
I Hereby Certify that
CEMENT-ROADSTONE HOLDINGS PLC
having, by a Special Resolution of the Company, and with the approval of the MINISTER FOR
INDUSTRY AND COMMERCE, changed its name, is now incorporated as a limited company under the name
CRH public limited company and I have entered such name on the Register accordingly.
Given under my hand this Eighteenth day of May, One Thousand Nine Hundred and Eighty Seven.
R. BURKE
for Registrar of Companies

COMPANIES ACT 2014
COMPANY LIMITED BY SHARES
MEMORANDUM OF ASSOCIATION
OF
C R H
public limited company
(as amended 1st May 1975, 5th May 1992, 7th May 2008 and 7th May 2015)
1.The name of the Company is “CRH public limited company”.
2.The Company is a public limited company for the purposes of Part 17 of the Companies Act
2014.
3.The Registered Office of the Company will be situate in Ireland.
4.The objects for which the Company is established are:
(1)To carry on the business of an investment holding company and for that purpose to acquire and hold either in the name of the Company or in that of any nominee shares, stocks, debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any company wherever incorporated or carrying on business and debentures, debenture stock, bonds, notes, obligations and securities issued or guaranteed by any Government, Sovereign Ruler, Commissioners, Public Body or
Authority supreme, dependent, municipal, local or otherwise in any part of the world and to raise money on such terms and conditions as may be thought desirable for any of the above purposes.
(2)To acquire any such shares, stock, debentures, debenture stock, bonds, notes, obligations or securities by original subscription, tender, syndicate participation, purchase, exchange or otherwise, and whether or not fully paid up, and to make payments thereon as called up or in advance of calls or otherwise, and to hold, sell or otherwise dispose of any excess thereof, to subscribe for the same either conditionally or otherwise, and generally to sell, exchange or otherwise to dispose of or turn to account any of the assets of the Company or any securities or investments of the
Company acquired or agreed so to be and to invest in or to acquire by repurchase or otherwise any securities or investments of the kind before enumerated and to vary the securities and investments of the Company from time to time.
(3)To exercise and enforce all rights and powers conferred by or incidental to the ownership of any such shares, stock, obligations or other securities including without prejudice to the generality of the foregoing all such powers of veto or control as may be conferred by virtue of the holding by the Company of some special proportion of the issued or nominal amount thereof and to provide managerial and other executive supervisory and consultant services for or in relation to any company in which the
Company is interested upon such terms as may be thought fit.

(4)To carry on the business of quarry masters and proprietors, lessees and workers of quarries, sand and gravel pits, mines and the like generally and for the purposes thereof or otherwise in relation to the business of the Company to purchase, take on lease or fee farm grant or in exchange hire or otherwise acquire any real and personal property and any mines, minerals and mining rights, easements and other rights and privileges which the Company may deem necessary or convenient for the purposes of its business.
(5)To carry on the business of miners and quarriers and manufacturers and merchants of and dealers in rocks, stones, sand, gravel, breeze, shale, slag, rubble, shingle, ballast, slate, gypsum, marble, coal, coke, turf and other fuels, oils and other mineral substances.
(6)To carry on the business of road-makers and contractors, building contractors, builders merchants and providers and dealers in road making and building materials, timber merchants, sawyers, carpenters, joiners, turners, cabinet makers, shop and office fitters, polishers, mining, sanitary, electrical, gas and general engineers, plumbers, glaziers, painters, decorators, general warehousemen and storekeepers, insurance agents, auctioneers, valuers, surveyors, and house, land and estate agents.
(7)To manufacture, buy, sell and otherwise deal in minerals, chemicals, chemical products, plant, machinery, implements, conveniences, provisions and things capable of being used in connection with the operations or business of the Company.
(8)To buy, sell, deal in, search for, quarry, mine, get, win, work, dress, shape, mould and separate oolitic particles and reform with any cementitious material, hew, polish, crush, refine, smelt, prepare for market or use stone and minerals of all kinds, slate, oolitic substances, chalk, sand, gravel, brick, china and other clays, coal, iron, ironstone, metallic ores, oil and other minerals, metals, materials and substances of all kinds whether obtainable by underground or surface workings.
(9)To acquire and undertake the whole or any part of the business, property and liabilities of any person or company carrying on any business which the Company is authorised to carry on, or possessed of property suitable for the purposes of this
Company.
(10)To amalgamate with any other company having objects similar to the objects of this
Company.
(11)To apply for, purchase or otherwise acquire any patents, brevets d'invention, licences, concessions and the like, conferring any exclusive or non-exclusive or limited right to use, or any secret or other information as to any invention which may seem capable of being used for any of the purposes of the Company, or the acquisition of which may seem calculated directly or indirectly to benefit the Company and to use, exercise, develop, or grant licences in respect of, or otherwise turn to account the property, rights or information so acquired.
(12)To enter into partnership or into any arrangement for sharing profits, union of interests, co-operation, joint adventure, reciprocal concession, mutual assistance, or otherwise, with any person or company carrying on or engaged in, or about to carry on or engage in, any business or transaction which this Company is authorised to carry on or engage in or any business or transaction capable of being conducted so as directly or indirectly to benefit this Company and to lend money to guarantee the contracts of or otherwise assist any such person or company.
(13)To enter into any arrangements with any Governments or authorities supreme, municipal, local or otherwise, that may seem conducive to the Company's objects or any of them and to obtain from any such government or authority any rights, privileges

and concessions, and any authorities, permits, licences and registrations required by law, or which the Company may think it desirable to obtain, and to carry out, exercise and comply with any such arrangements, rights, privileges, concessions, permits and licences.
(14)To establish and support, or aid in the establishment and support of associations, institutions, funds, trusts, and conveniences calculated to benefit employees, or ex-
employees of the Company, or the dependants or connections of such persons, and to grant pensions and allowances, and to do any acts or things or make any arrangements or provisions enabling employees of the Company or other persons aforesaid to become shareholders or depositors in the Company, or otherwise to participate in the profits of the Company, upon such terms and in such manner as the
Company may think fit, and to make payments towards insurance and to subscribe or guarantee money for charitable or benevolent objects or for any exhibition or for any public, general or useful objects, or any other object whatsoever which the Company may think advisable.
(15)To promote any company or companies for the purpose of acquiring or undertaking all or any of the property and liabilities of this Company, or for any other purpose which may seem directly or indirectly calculated to benefit this Company.
(16)To acquire by purchase, lease, exchange or otherwise lands, buildings and hereditaments of any tenure or description in any estate or interest and any rights over or connected therewith and to turn the same to account as may seem expedient and in particular by planting, building, improving, farming, grazing and felling timber and by leasing, letting and disposing of the same.
(17)To buy, sell, build, charter, hire, acquire, hold, let and use any aircraft, steamers, tugs, barges, motor boats, ferry or other boats or other water conveyances, railways, tramways, railway trucks and rolling stock, motors, lorries, motor cars, waggons or carts of any kind for or in connection with any of the purposes hereby authorised.
(18)To manufacture or produce electric light, gas and other means of illumination, and steam or electric power and erect machinery or apparatus for applying and turning to account any wind, water or other power for or in connection with any of the purposes hereby authorised.
(19)To develop and turn to account any land acquired by the Company, or in which it is interested, and in particular by laying out and preparing the same for mining purposes or for building purposes, constructing, altering, pulling down, decorating, maintaining, fitting-up and improving buildings and conveniences, and by planting, paving, draining, farming, cultivating, letting on building lease or building agreement, and by advancing money to and entering into contracts and arrangements of all kinds with builders, tenants, and others.
(20)To construct, improve, maintain, develop, work, manage, carry out, or control any roads, ways, tramways, railways, branches or sidings, bridges, reservoirs-
watercourses, wharves, manufactories, warehouses, electric works, shops, stores and other works and conveniences which may seem calculated directly or indirectly to advance the Company's interests, and to contribute to, subsidise, or otherwise assist or take part in the construction, improvement, maintenance, working, management, carrying out or control thereof.
(21)To lend and advance money or other property or give credit or financial accommodation to any company or person in any manner either with or without security and whether with or without the payment of interest and upon such terms and conditions as the Company’s board of directors shall think fit or expedient and to guarantee, indemnify, grant indemnities in respect of, enter into any suretyship or joint obligation, or otherwise support or secure, whether by personal covenant, indemnity or undertaking or by mortgaging, charging, pledging or granting a lien or other security over all or any part of the Company’s property (both present and future) or by any one or more of such methods or any other method and whether in support of such guarantee or indemnity or suretyship or joint obligation or otherwise, on such terms and conditions as the Company’s board of directors shall think fit, the payment of any debts or the performance or discharge of any contract, obligation or actual or contingent liability of any person or company (including, without prejudice to the generality of the foregoing, the payment of any capital, principal, dividends or interest on any stocks, shares, debentures, debenture stock, notes, bonds or other securities of any person, authority or company) including, without prejudice to the generality of the foregoing, any company which is for the time being the Company’s holding company as defined in the Companies Act 2014 and in any statutory modification or re-enactment thereof, or subsidiary (as defined in the Companies Act
2014) of the Company or otherwise associated with the Company, in each case notwithstanding the fact that the Company may not receive any consideration, advantage or benefit, direct or indirect, from entering into any such guarantee or indemnity or suretyship or joint obligation or other arrangement or transaction contemplated herein.
(22)To borrow or raise or secure the payment of money in such manner as the Company shall think fit, and in particular by the issue of debentures or debenture stock, perpetual or otherwise, charged upon all or any of the Company's property, both present and future, including its uncalled capital, and to purchase, redeem or pay off any such securities.
(23)To engage in currency exchange and interest rate transactions (whether in connection with or incidental to any other contract undertaking or business entered into or carried on by the Company or whether as an independent object or activity) including, but not limited to, dealings in foreign currency, spot and forward rate exchange contracts, futures, options, forward rate agreements,  swaps, caps, floors, collars and any other foreign exchange or interest rate hedging arrangements and such other instruments as are similar to or derive from any of the foregoing whether for the purpose of making a profit or avoiding a loss or managing a currency or interest rate exposure or for any other purpose and to enter into any contract for and to exercise and enforce all the rights and powers conferred by or incidental, directly or indirectly, to such transactions or termination of any such transactions and to enter into any contracts, agreements or obligations relating to warrants, bonds, notes, mortgage backed securities or instruments, bills of exchange, promissory notes, instruments involving the management or control of currency exchange and/or risks and to enter into any other agreements relating to synthetic or intangible assets,  choses in action and any other financial instruments whatsoever including instruments with conversion rights  or options of any nature and instruments evidencing or including debt or equity and all derivatives of those products, invoices, receivables, including movement of goods, assets represented by any contract for bullion or other metals or commodity based products and in whatsoever currencies, including contracts involving packaging and re-packaging of assets of any nature, securitisation, unitisation, sub-participation of assets, participation, discounting, factoring, credit sale, instalment sale, conditional sale, leasing or contracts of any other similar or analogous nature.
(24)To remunerate any person or company for services rendered, or to be rendered, in placing or assisting to place or guaranteeing the placing of any of the shares in the
Company's share capital or any debentures, debenture stock or other securities of the

Company, or in or about the formation or promotion of the Company or the conduct of its business.
(25)To draw, make, accept, indorse, discount, execute and issue promissory notes, bills of exchange, bills of lading, warrants, debentures, and other negotiable or transferable instruments.
(26)To undertake and execute any trusts, the undertaking whereof may seem desirable and either gratuitously or otherwise.
(27)To sell or dispose of the undertaking of the Company or any part thereof for such consideration as the Company may think fit, and in particular for shares, debentures, or securities of any other company having objects altogether or in part similar to those of this Company.
(28)To adopt such means of making known the products and investments of the Company as may seem expedient and in particular by advertising through all media, by purchase and exhibition of works of art or interest, by publication of books and periodicals, and by granting prizes, rewards, scholarships and donations and by sponsoring (whether by guarantee or otherwise) sports events, theatrical and cinematic performances and exhibitions of all descriptions.
(29)To obtain any Provisional Order or Act of the Oireachtas or Ministerial or
Departmental Licence or Order for enabling the Company to carry any of its objects into effect, or for effecting any modification of the Company's constitution, or for any other purpose which may seem expedient, and to oppose any proceedings or applications which may seem calculated directly or indirectly to prejudice the
Company's interests.
(30)To procure the Company to be registered or recognised in any country or place.
(31)To sell, improve, manage, develop, exchange, lease, mortgage, enfranchise, dispose of, turn to account or otherwise deal with all or any part of the property and rights and investments of the Company.
(32)To promote freedom of contract, and to resist, insure against, counteract and discourage interference therewith, to join any lawful Federation, Union or
Association, or do any other lawful act or thing with a view to preventing or resisting directly or indirectly any interruption of, or interference with the Company's or any other trade or business, or providing or safeguarding against the same, or resisting or opposing any strike movement or organisation which may be thought detrimental to the interests of the Company or its employees, and to subscribe to any association or fund for any such purposes.
(33)To do all or any of the above things in any part of the world, and as principals, agents, contractors, trustees, or otherwise, and by or through trustees, agents or otherwise, and either alone or in conjunction with others.
(34)To distribute any of the property of the Company in specie among the members.
(35)To carry on any other business (whether manufacturing or otherwise), which may seem to the Company capable of being conveniently carried on in connection with the above, or calculated directly or indirectly to enhance the value of or render profitable any of the Company's property or rights.
(36)To do all such other things as the Company may think incidental or conducive to the attainment of the above objects or any of them.

Note:  It is hereby declared that the word “company” in this Clause, except where used in connection with this Company, shall be deemed to include any partnership or other body of persons, whether incorporated or not incorporated, and whether domiciled in Ireland,
Northern Ireland, Great Britain, or elsewhere, and the intention is that the objects specified in each paragraph of this Clause shall, except where otherwise expressed in such paragraph, be independent main objects and shall be in no wise limited or restricted by reference to, or inference from, the terms of any other paragraph or the name of the Company.
Provided always that the provisions of this Clause shall be subject to the Company obtaining where necessary for the purpose of carrying any of its objects into effect such licence, permit or authority as may be required by law.
5.The liability of the members is limited.
6.The capital of the Company is €401,297,940 divided into 150,000 5% Cumulative Preference
Shares of €1.27 each, 872,000 7% “A” Cumulative Preference Shares of €1.27 each and
1,250,000,000 Ordinary Shares of €0.32 each.
The rights and privileges attached to any class of shares in the Company's Share Capital shall not be modified, commuted, affected, abrogated, or dealt with except by an Agreement between the Company and any person or persons purporting to contract on behalf of such class, provided that such agreement is ratified in writing by the holders of three-fourths in nominal value of the issued shares of such class, or is confirmed by an Extraordinary
Resolution passed at separate General Meetings of the holders of the shares of such class, such meetings to be summoned and held pursuant to the provisions contained in the
Company's Articles in force for the time being.

WE, the several persons whose names and addresses are subscribed, are desirous of being formed into a Company, in pursuance of this Memorandum of Association, and we respectively agree to take the number of shares in the capital of the Company set opposite our respective names.

NAMES, ADDRESSES AND DESCRIPTIONS OF SUBSCRIBERS	Number of Ordinary Shares taken by each Subscriber
ROBERT J. KIDNEY, ESQ., 12/14 College Green, Dublin. Incorporated Accountant.	One
C.M. O'KELLY, ESQ., Millbrook, Straffan, Co. Kildare. Company Director.	One
PATRICK CONWAY, ESQ., 70 Parnell Street, Dublin. Company Director.	One
CHARLES SEARSON, ESQ., 33 South Richmond Street, Dublin. Company Director.	One
DONAL M. ROCHE, ESQ., “Mone Roodan”, Newlands, Clondalkin, Co. Dublin. Company Director.	One
J. PLUNKETT DILLON, ESQ., Ludford Park, Dundrum, Co. Dublin. Solicitor.	One
ROBERT A. KIDNEY, ESQ., 12/14 College Green, Dublin. Incorporated Accountant.	One
Dated this 3rd day of June, 1949.
WITNESS to the above Signatures:
JOHN EDMUND DOYLE,
Solicitor,
25 Suffolk Street, Dublin, C.3.

COMPANIES ACT 2014
COMPANY LIMITED BY SHARES
ARTICLES OF ASSOCIATION
OF
C R H
public limited company
The following Articles were adopted by the Company by Special Resolution passed on 7 May 2015 in lieu of and in substitution for all existing Articles of Association of the Company and include amendments made by Special Resolution dated 26 April 2018, 9 February 2021, 8 June 2023 and 8
May 2025.
PRELIMINARY
1.Sections 77 to 81, 95(1)(a), 95(2)(a), 96(2) to (11), 124, 125(3), 144(3), 144(4), 148(2),
158(3), 159 to 165, 182(2), 182(5), 183(3), 187, 188, 218(5), 229, 230, 338(5), 338(6),
618(1)(b), 1090, 1092 and 1113 of the Act shall not apply to the Company.
INTERPRETATION
2.In these Articles unless the context otherwise requires:

“Act”	means the Companies Act 2014 and every statutory modification and re-enactment thereof for the time being in force;
“Acts”
means the Act and all statutory instruments which are to be
read as one with, or construed or read together as one with, the Act and every statutory modification and re-enactment
thereof for the time being in force;

“Address”	includes any number or address used for the purposes of communication by way of electronic mail or other electronic communication;
“Approved Exchange”
means any of the markets or securities exchanges of the
London Stock Exchange plc, the New York Stock Exchange
(or such body or bodies as may succeed to their respective
functions) and any other stock and/or investment exchange(s)
on which the shares of the Company may be listed or
otherwise authorised for trading from time to time in
circumstances where the Directors of the Company have
approved such listing or trading;

“Approved Market”	means any market operated by an Approved Exchange;
“Articles”	means these Articles of Association as from time to time being in force altered by Resolution of the Company;
“Auditors”	means the statutory auditors for the time being of the Company (and, to the extent their appointment, re- appointment or remuneration is required, may be required or is advisable to be approved by the members, any other assurance provider as may be required by the Acts or any other enactment);
“Board”	means the Board of Directors of the Company or the Directors present at a duly convened meeting of Directors at which a quorum is present;
“Business Day”	means a day which is not a Saturday or a Sunday or a bank or public holiday in Dublin, Ireland;
“Clear Days”
means in relation to the period of notice provided for in these
Articles where it specifies Clear Days, that period excluding the day when notice is given or deemed to be given and the
day for which it is given or on which it is to take effect, or is deemed to take effect;

“Close of Business”	means 5:00 p.m., at the principal executive offices of the Company;
“Company”	means the company whose name appears in the heading to these Articles;
“Directors”	means the Directors for the time being of the Company or the Directors present at a meeting as the Board of Directors of the Company;
“Disclosure Notice”	means the notice issued in accordance with Section 1062 of the Act or other applicable law;
“Electronic Communication”
means information communicated or intended to be
communicated to a person, other than its originator, that is generated, communicated, processed, sent, received,
recorded, stored or displayed by electronic means or in
electronic form but does not include information
communicated in the form of speech unless the speech is
processed at its destination by an automatic voice recognition system. Any references in this definition, Article 2 or
Article 128 to “addressee”, “electronic”, “information”,
“originator” or “person” shall have the same meaning as in
Section 2 of the Electronic Commerce Act, 2000, or as that
section may be amended by subsequent legislation;

“Exchange Act”	means the US Securities Exchange Act of 1934, as amended;
“holder”
means in relation to any share, the member whose name is
entered in the Register as the holder of the share or, where the context permits, the members whose names are entered in the
Register as the joint holders of shares;

“Month”	means calendar month;
“Office”	means the registered office for the time being of the Company within the meaning of Section 50 of the Act;

“Person”
means where the context permits an unincorporated body of
persons, a partnership, a club or other association as well as an individual and a company which shall be deemed to
include a body corporate, whether a company (wherever
formed, registered or incorporated), a corporation aggregate, a corporation sole and a national or local government or
authority or department or other legal entity or division or constituent thereof;

“Record Date”	means a date and time specified by the Company for eligibility for voting at a general meeting;
“Redeemable Shares”	means redeemable shares as defined by Section 64 of the Act;
“Register”	means the Register of Members required to be kept by Section 169 of the Act;
“Registrar”	means the person or persons appointed from time to time to maintain the Register;
“Seal”	means the Common Seal of the Company or where relevant the official seal kept by the Company pursuant to Section 1017 of the Act;
“Secretary”	means any person appointed to perform the duties of the Secretary of the Company including an Assistant or Deputy Secretary;
“State”	means Ireland; and
“Subsidiary”	shall mean a subsidiary as defined in the Act.
The masculine includes the feminine, and the singular includes the plural, and vice versa.
Expressions referring to writing shall be construed as including references to printing, lithography, photography, electronic and other modes of representing or of reproducing words in visible form and cognate words shall be similarly construed.
Unless the contrary intention appears, words or expressions contained in these Articles shall bear the same meaning as in the Act or in any statutory modification thereof in force at the date on which these Articles become binding on the Company.
References to Articles of these Articles and any reference in an Article to a paragraph or sub-
paragraph shall be a reference to a paragraph or sub-paragraph of the Articles in which the reference is contained unless it appears from the contents that a reference to some other provision is intended.  The headings and captions included in these Articles are included for convenience of reference only and shall not be considered as part of or affect the construction or interpretation of these Articles.
CONTROL
3.The Company shall be managed and controlled in Ireland.

CAPITAL AND SHARES
4.The capital of the Company is €401,297,400 divided into 150,000 5% Cumulative Preference
Shares of €1.27 each, 872,000 7% “A” Cumulative Preference Shares of €1.27 each and
1,250,000,000 Ordinary Shares of €0.32 each.
4A.Subject to the provisions of the Act, an Ordinary Share shall be deemed to be a Redeemable
Share on, and from the time of, the existence or creation of an agreement, transaction or trade between the Company and any third party pursuant to which the Company acquires or will acquire Ordinary Shares, or an interest in Ordinary Shares, from such third party. In these circumstances, the acquisition of such Ordinary Shares or an interest in such Ordinary Shares by the Company, save where acquired otherwise than for valuable consideration in accordance with the Act, shall constitute the redemption of a Redeemable Share in accordance with the Act. No resolution, whether special or otherwise, shall be required to be passed to deem any ordinary share a Redeemable Share.
5.The said five per cent. (5%) Cumulative Preference Shares shall confer on the holders thereof the rights and privileges following, that is to say:
(a)the right out of the profits which the Company shall determine to distribute by way of dividend to a fixed cumulative preferential dividend at the rate of five per cent. (5%)
per annum on the capital for the time being paid up or credited as paid up on the said shares during the period in respect of which the said dividend is declared;
(b)the right in a winding-up to repayment of the capital paid up or credited as paid up on the said shares and to payment of all arrears of the said fixed cumulative preferential dividend (whether earned or declared or not) down to the commencement of the winding-up in priority to the repayment of the amount of capital paid up or credited as paid up on any other shares in the capital of the Company.
Subject to the foregoing the said Preference Shares shall not confer any further right to participate in profits or assets and the holders of the said Preference Shares shall have no right to receive notice of or to be present or to vote either in person or by proxy at any general meeting by virtue or in respect of their holdings of such Preference Shares unless their fixed preferential dividend shall be six months in arrears or unless a Resolution is proposed for the winding up of the Company or otherwise affecting the rights or privileges of the holders of such Preference Shares.
6.The following provisions shall have effect in regard to the said seven per cent. (7%) “A”
Cumulative Preference Shares of €1.27 each (hereinafter called ““A” Preference Shares”):
(i)The “A” Preference Shares shall carry the right to a fixed cumulative preferential dividend at the rate of seven per cent. (7%) per annum on the capital for the time being paid up or credited as paid up thereon during the period in which the said dividend is declared.
(ii)The “A” Preference Shares shall rank for such dividend next after the said
150,000 five per cent. (5%). Cumulative Preference Shares and in priority to the Ordinary Shares for the time being of the Company.
(iii)The “A” Preference Shares shall carry the right in a winding-up to repayment of capital paid up or credited as paid up thereon and to payment of all arrears of the said fixed cumulative preferential dividend (whether earned or declared or not) down to the commencement of the winding-up net after the said
150,000 five per cent. (5%).

Cumulative Preference Shares and in priority to the Ordinary Shares for the time being of the Company.
(iv)Save as aforesaid the “A” Preference Shares shall not confer any further right to participate in profits or assets.
(v)The “A” Preference Shares shall not confer on the holders thereof the right to receive notice of or to attend or vote either in person or by proxy at any general meeting of the Company by virtue or in respect of their holdings thereof unless:
(A)At the date of the notice convening the meeting the dividend thereon is six months in arrears and so that for this purpose the dividend on such Shares shall be deemed to be payable half-yearly on the 5th day of April and the 5th day of October in each year, or
(B)The business of the meeting includes the consideration of a resolution for reducing the capital of the Company or for the sale of the undertaking of the Company, or for the winding-up of the Company, or for increasing the borrowing powers of the Company, or for altering its objects, or for varying or abrogating any of the special rights or privileges attached to any Preference Shares, in which case they shall only be entitled to vote on any such resolutions.
(vi)That the Company shall be entitled to create further new “A” Preference
Shares ranking in all respects pari passu with the said 872,000 seven per cent.
(7%) “A” Cumulative Preference Shares but not in priority thereto.
7.Subject to the provisions of Section 108 of the Act, the Company shall have the power to redeem any Preference Shares issued by it prior to the 5th May, 1959.
8.Subject to the provisions of Chapter 6 of Part 3 and Chapter 5 of Part 17 of the Act and the
other provisions of this Article, the Company may:
(a)pursuant to Section 66(4) of the Act, issue any shares of the Company which are to be redeemed or are liable to be redeemed at the option of the Company or the shareholder on such terms and in such manner as may be determined by the Company in general meeting (by Special Resolution of the Company) on the recommendation of the Directors;
(b)pursuant to Section 105 and Chapter 5 of Part 17 of the Act, purchase any of its own shares (including any Redeemable Shares and without any obligation to purchase on any pro rata basis as between shareholders or shareholders of the same class) and may cancel any shares so purchased or hold them as treasury shares (as defined in
Section 106 of the Act) and may reissue any such shares as shares of any class or classes;
(c)pursuant to Section 83(3) of the Act, convert any of its shares into Redeemable
Shares.
8A.The Company shall not make a purchase of shares in the Company in accordance with the Act unless the purchase has first been authorised by an Ordinary Resolution passed in general meeting. Where the Company has been so authorised to purchase its own shares, the
Company and/or any of its subsidiaries may make such purchases on such terms and conditions and in such manner as the Directors of the Company or the particular subsidiary of the Company may from time to time determine but subject to the provisions of the Act and the authority granted by the Ordinary Resolution of the Company.

8B.Where the Company has been authorised by a Special Resolution passed in general meeting to re-issue treasury shares (as provided for in Section 1078 of the Act) the Company may re-
issue such treasury shares in accordance with such authority and in such manner as the
Directors of the Company may from time to time determine and the Directors may resolve to permit the re-issue of treasury shares to be paid for in a currency or currencies other than euro and, in such cases, the payment shall be subject to the conversion rate or rates as may be determined by the Directors in relation thereto.
9.Without prejudice to any special rights previously conferred on the holders of any existing shares or class of shares, any share in the Company may be issued with such preferred or deferred or other special rights or such restrictions, whether in regard to dividend, voting, return of capital or otherwise, as the Company may from time to time by Ordinary Resolution determine.
10.The rights and privileges attached to any class or classes of shares in the Company's share capital may be modified, commuted, affected, abrogated or dealt with in manner provided by
Clause 6 of the Company's Memorandum of Association and all the provisions hereinafter contained as to general meetings (save Article 61) shall mutatis mutandis apply to every meeting of the holders of the shares of any class but so that the quorum thereof shall be persons holding or representing by proxy one third of the nominal amount of the issued shares of such class.
11.(a)Subject to the provisions of these Articles relating to new shares, the shares shall be at the disposal of the Directors, and they may (subject to the provisions of the Act) allot, grant options over or otherwise dispose of them to such persons, on such terms and conditions and at such times as they may consider to be in the best interest of the Company and its shareholders, but so that no share shall be issued at a discount, so that in the case of shares offered to the public for subscriptions, the amount payable on application on each share shall not be less than twenty-five per cent. (25%) of the nominal amount of the share and the whole of any premium on it.
(b)Without prejudice to the generality of the powers conferred on the Directors by the other paragraphs of this Article, the Directors may grant from time to time options to subscribe for the unallotted Shares in the capital of the Company to Directors and other persons in the service or employment of the Company or any subsidiary or associate company of the Company on such terms and subject to such conditions as may be approved from time to time by the Directors or by any Committee thereof appointed by the Directors for the purposes of such approval and on the terms and conditions required to obtain the approval of any statutory authority in any jurisdiction.
(c)The Company may issue warrants to subscribe to any person to whom the Company has granted the right to subscribe for shares in the Company (other than under a share option scheme under paragraph (b)) certifying the right of the registered holder to subscribe for shares in the Company upon such terms and conditions as the right may have been granted.
(d)The Company may at any time and from time to time pass an Ordinary Resolution referring to this Article 11(d) and authorising the Directors to allot relevant securities (within the meaning of Section 1021 of the Act) and upon the passing of such an Ordinary
Resolution:
(i)the Directors shall thereupon and without further formality be generally and unconditionally authorised to allot relevant securities provided that the nominal amount of such securities where they are shares, and, where such securities are not shares, the nominal amount of the shares in respect of which such securities confer the right to subscribe or convert, shall not exceed in aggregate the sum specified in such Ordinary Resolution; and
(ii)any such authority shall (unless otherwise specified in such Ordinary
Resolution or varied or abrogated by Ordinary Resolution passed at an intervening Extraordinary General Meeting) expire at the conclusion of the
Annual General Meeting of the Company next following the passing of such
Ordinary Resolution, or such later date as may be specified in such Ordinary
Resolution, save that the Company may before such expiry date make an offer or agreement which would or might require relevant securities to be allotted after such expiry date and the Directors may allot relevant securities in pursuance of such offer or agreement as if the authority conferred hereby had not expired;
and all, if any, previous authorities under Section 1021 of the Act shall thenceforth cease to have effect.
(e)The Company may at any time and from time to time resolve by a Special Resolution referring to this Article 11(e) that the Directors be empowered to allot equity securities
(within the meaning of Section 1023 of the Act) for cash and upon such Special Resolution being passed, or such later date as may be specified in such Special Resolution, the Directors shall (subject to their being authorised to allot relevant securities in accordance with
Section 1021 of the Act) thereupon and without further formality be empowered to allot
(pursuant to any such authority) equity securities for cash as if Sub-Section 1 of Section 1022 of the Act did not apply to any such allotment provided that such power shall be limited:
(i)to the allotment of equity securities in connection with a rights issue in favour of Ordinary shareholders where the equity securities respectively attributable to the interest of all such shareholders are proportionate (as nearly as may be)
to the respective value of shares held by them but subject to such exclusions or other arrangements as the Directors may deem necessary or expedient to deal with legal or practical problems in respect of overseas shareholders, fractional entitlements or otherwise; and
(ii)to the allotment of equity securities pursuant to the terms of any share scheme for employees approved by the members in General Meeting; and
(iii)to the allotment (otherwise than pursuant to sub-paragraphs (i) or (ii) above)
of equity securities having in the case of relevant shares (within the meaning of Section 1023 of the Act) a nominal amount or, in case of other equity securities, giving the right to subscribe for or convert into relevant shares have a nominal amount not exceeding in aggregate the sum specified in such
Special Resolution;
and such power shall (unless otherwise specified in such Special Resolution or varied or abrogated by Special Resolution passed at an intervening Extraordinary General
Meeting) expire at the conclusion of the Annual General Meeting of the Company next following the passing of such Special Resolution, or such later date as may be specified in such Special Resolution, save that the Company may before such expiry make an offer or agreement which would or might require equity securities to be allotted after such expiry date and the Directors may allot equity securities in pursuance of such offer or agreement as if such power had not expired.
12.The Company may pay commission to any person in consideration of a person subscribing or agreeing to subscribe, whether absolutely or conditionally, for any shares in the Company or procuring or agreeing to procure subscriptions, whether absolute or conditional, for any shares in the Company on such terms and subject to such conditions as the Directors may determine, including, without limitation, by paying cash or allotting and issuing fully or partly paid shares or any combination of the two. The Company may also, on any issue of shares, pay such brokerage as may be lawful.
13.Except as required by law, no person shall be recognised by the Company as holding any share upon any trust, and the Company shall not be bound by or be compelled in any way to recognise (even when having notice thereof) any equitable, contingent, future or partial interest in any share or any interest in any fractional part of a share or (except only as by these
Articles or by law otherwise provided) any other rights in respect of any share except an absolute right to the entirety thereof in the registered holder.  This shall not preclude the
Company from requiring the members or the transferee of shares to furnish the Company with information as to the beneficial ownership of any share when such information is reasonably required by the Company.
14.(a)The Directors may at any time and in their absolute discretion, if they consider it to be in the interests of the Company to do so, give to any shareholder or shareholders a notice
(hereinafter referred to as an “Investigation Notice”) requiring such shareholder or shareholders to notify the Company in writing within the prescribed period of full and accurate particulars of all or any of the following matters, namely:
(i)his interest in any shares in the Company;
(ii)if his interest in the share does not consist of the entire beneficial interest in it, the interests of all persons having a beneficial interest in the share
(provided that one joint shareholder of a share shall not be obliged to give particulars of interests of persons in the share which arise only through another joint shareholder of the Company); and
(iii)any arrangement (whether legally binding or not) entered into by him or any person having any beneficial interest in the share whereby it has been agreed or undertaken or the shareholder of such share can be required to transfer the share or any interest therein to any person (other than a joint shareholder of the share) or to act in relation to any meeting of the Company or of any class of shares of the Company in a particular way or in accordance with the wishes or directions of any other person (other than a person who is a joint shareholder of such share).
(b)Where an intermediary receives a Disclosure Notice and is in possession or control of the information which is required to be provided pursuant to these Articles or applicable law, it shall as soon as practicable provide the Company with that information. Any intermediary that receives a Disclosure Notice and is not in possession or control of the information which is required to be provided pursuant to these Articles or applicable law, shall as soon as practicable:
(i)inform the Company that it is not in possession or control of the information;
(ii)where the intermediary is part of a chain of intermediaries, transmit the request to each other intermediary in the chain known to the first mentioned intermediary as being part of the chain; and
(iii)provide the Company with the details of each intermediary, if any, to which the request has been transmitted under sub-paragraph (ii).

(c)If, pursuant to an Investigation Notice, the person stated to own any beneficial interest in a share or the person in favour of whom any shareholder (or other person having any beneficial interest in the share) has entered into any arrangements referred to in paragraph (a)(iii) is a body corporate, trust, society or any other legal entity or association of individuals and/or entities, the Directors may in their absolute discretion give a further
Investigation Notice to the shareholders of, and/or any person whom such shareholder has stated as having any beneficial interest in, such a share requiring them to notify the Company in writing within the prescribed period of full and accurate particulars of the names and
Addresses of the individuals who control (whether directly or indirectly and through any number of vehicles, entities or arrangements) the beneficial ownership of all the shares, interests, units or other measure of ownership of such body corporate, trust, society or other entity or association wherever the same shall be incorporated, registered or domiciled or wherever such individuals shall reside provided that if at any stage of such chain of ownership the beneficial interest in any share shall be established to the satisfaction of the Directors to be in the ownership of any body corporate any of whose share capital is listed or dealt in on any bona fide stock exchange, unlisted securities market or over the counter securities market, it shall not be necessary to disclose details of the individuals ultimately controlling the beneficial interests in the shares of such body corporate.
(d)Unless otherwise required by applicable law, where a notice is served pursuant to the terms of this Article on the holder of a share and such holder is a central securities depository
(or its nominee(s)) acting in its capacity as operator of a securities settlement system, the obligations of the central securities depository (or its nominee(s)) as a holder pursuant to this
Article shall be limited to disclosing to the Company in accordance with this Article such information relating to the ownership of or interests in the share concerned as has been recorded by it pursuant to the rules made and practices instituted by the central securities depository, provided that nothing in this Article shall in any other way restrict the powers of the Directors under this Article. For the purposes of this Article, a person, other than the holder of a share, shall be treated as appearing to be or to have been interested in that share if the holder has informed the Company that the person is, or may be, or has been, or may have been, so interested, or if the Company (after taking account of any information obtained from the registered holder or, pursuant to a Disclosure Notice, from anyone else) knows or has reasonable cause to believe that the person is, or may be, or has been, or may have been, so interested.
(e)Where any member, or any other person with an interest in shares held by such member, is deemed by Section 1048 or 1050 of the Act to have an interest in 3% or more of the issued share capital of the Company, such member or person shall be required to notify the Company both of the existence of such interest and any event which results in the member or person ceasing to be so interested. Such notification shall be made in the same manner and within the same time period as specified in Sections 1052 and 1053 of the Act.
(f)If at any time the Directors are satisfied that:
(i)any member has been served with an Investigation Notice, or
(ii)any member, or any other person appearing to be interested in shares held by such member, has been served with a Disclosure Notice,
and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice has made a statement which is false or inadequate, then the Directors may, in their absolute discretion at any

time thereafter by notice (a “Disenfranchisement Notice”) to such member direct that in respect of the shares in relation to which the default occurred (the “Default
Shares”) (which expression shall include any further shares which are issued in respect of such shares) the member shall not be entitled to attend or to vote either personally or by proxy at a general meeting of the Company or a meeting of the holders of any class of shares of the Company or to exercise any other rights conferred by membership in relation to general meetings of the Company or meetings of the holders of any class of shares of the Company. Where a Disenfranchisement
Notice is served on a central securities depository or its nominee(s) acting in its capacity as operator of a securities settlement system, the provisions of this Article shall be treated as applying only to such number of shares as is equal to the number of
Default Shares held by the central securities depository or its nominee(s) and not to any other shares held by the central securities depository or its nominee(s).
(g)Where the Default Shares represent at least three per cent. (3%) of the issued shares of that class (or such other percentage as may be determined under the provisions of
Section 1052 of the Act), then the Disenfranchisement Notice may additionally direct that:
(i)any dividend (or part thereof) or other money which would otherwise be payable in respect of the Default Shares shall be retained by the Company without any liability to pay interest thereon when such money is finally paid to the member and/or
(ii)no transfer of any shares held by such member shall be registered unless;
(A)the member is not himself in default as regards supplying the information required; and
(B)the transfer is part only of the member's holding and when presented for registration is accompanied by a certificate by the member in a form satisfactory to the Directors to the effect that after due and careful enquiry, the member is satisfied that none of the shares, the subject of the transfer, is a Default Share.
(h)The Company shall send to each other person appearing to be interested in the shares, the subject of any Disenfranchisement Notice, a copy of the Disenfranchisement Notice but the failure or omission by the Company to do so shall not invalidate such Disenfranchisement
Notice.
(i)Save as herein provided, any Disenfranchisement Notice shall have effect in accordance with its terms for so long as the default in respect of which the
Disenfranchisement Notice was issued continues and for a period of one week thereafter provided that the Directors may at the request of the member concerned reduce or waive such one week period if they think fit.
(j)Any Disenfranchisement Notice shall cease to have effect in relation to any shares which are transferred by such member by means of an Approved Transfer (as defined in
Article 14(k)(iii)).
(k)For the purpose of this Article:
(i)a person shall be treated as appearing to be interested in any shares if the member holding such shares has in response to a Disclosure Notice or
Investigation Notice either:

(A)named such person as being so interested; or
(B)fails to establish the identities of those interested in the shares;
and (after taking into account the said response and any other relevant
Disclosure Notice or Investigation Notice) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the Shares;
(ii)in the case of both an Investigation Notice and a Disclosure Notice, the prescribed period is twenty-eight days from the date of service of the notice except that if the Default Shares represent at least five per cent. (5%) of the issued shares of that class, the prescribed period is fourteen days from such date; and
(iii)a transfer of shares is an “Approved Transfer” if, but only if:
(A)it is a transfer of shares to an offeror by way of or in pursuance of an acceptance of a takeover offer, merger, scheme or arrangement or consolidation of the Company; or
(B)the Directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares to a party unconnected with the member and with other persons appearing to be interested in such shares; or
(C)the transfer results from a sale made through a recognised stock exchange.
15.The Company shall not give, whether directly or indirectly and whether by means of a loan, guarantee, the provisions of security or otherwise, any financial assistance for the purpose of or in connection with a purchase or subscription made or to be made by any person of or for any shares in the Company or in its holding company, but this regulation shall not prohibit any transaction permitted by Section 82 of the Act as amended by Section 1043 of the Act.
CERTIFICATES
16.Save as required by applicable law, no person shall be entitled to a share certificate in respect of any Ordinary Share held by them in the share capital of the Company, whether such
Ordinary Share was allotted or transferred to them, and the Company shall not be bound to issue a share certificate to any such person entered in the Register.
THE CLEARING AND SETTLEMENT SYSTEM
17.Notwithstanding anything in these Articles to the contrary and subject to the rules of the applicable central securities depository, the Directors may permit any class of Shares to be held, and trades in those Shares to be settled, through a securities settlement system operated by a central securities depository. Without prejudice to the generality and effectiveness of the foregoing:
(a)the Directors may make such arrangements or regulations (if any) as they may from time to time in their absolute discretion think fit for the purpose of implementing and/
or supplementing the provisions of this Article and the facilities and requirements of the securities settlement system and such arrangements and regulations (as the case may be) shall have the same effect as if set out in this Article;

(b)the Directors may utilise the securities settlement system to the fullest extent available from time to time in the exercise of the Company’s powers or functions under the Acts or these Articles or otherwise in effecting any actions;
(c)for the purposes of Article 137, any payment in the case of shares held through a securities settlement system may be made by means of the securities settlement system (subject always to the facilities and requirements of the securities settlement system) or through any agent for on behalf of the Company and without prejudice to the generality of the foregoing, the making of a payment in accordance with the facilities and requirements, or through such designated agent, shall be a good discharge to the Company;
(d)where any class of Shares in the capital of the Company is held through a securities settlement system and the Company is entitled under any provisions of the Acts, or the rules made and practices instituted by the central securities depository or under these Articles, to dispose of, forfeit, enforce a lien or sell or otherwise procure the sale of any such Shares, such entitlement (to the extent permitted by the Acts and the rules made and practices instituted by the central securities depository):
(i)shall include the right to require the central securities depository of such securities settlement system to take such steps as may be necessary to sell or transfer such Shares and/or to appoint any person to take such other steps in the name of the central securities depository (or its nominees(s)) as may be required to effect a transfer of such Shares and such steps shall be as effective as if they had been taken by the central securities depository (or its nominee(s)); and
(ii)shall be treated as applying only to such Shares held by the central securities depository or its nominee(s) and not to any other Shares held by the central securities depository or its nominee(s).
LIEN
18.The Company shall have a first and paramount lien on every share (not being a fully paid share) for all moneys (whether immediately payable or not) called or payable at a fixed time in respect of that share, and the Company shall also have a first and paramount lien on all shares (other than fully paid shares) standing registered in the name of a single person for all moneys immediately payable by him or his estate to the Company; but the Directors may at any time declare any share to be wholly or in part exempt from the provisions of this regulation.  The Company's lien on a share shall extend to all dividends payable thereon.
19.The Company may sell, in such manner as the Directors think fit, any shares on which the
Company has a lien, but no sale shall be made unless a sum in respect of which the lien exists is immediately payable, nor until the expiration of fourteen days after a notice in writing, stating and demanding payment of such part of the amount in respect of which the lien exists as is immediately payable, has been given to the registered holder for the time being of the share, or the person entitled thereto by reason of his death or bankruptcy.
20.To give effect to any such sale, the Directors may authorise some person to transfer the shares sold to the purchaser thereof.  The purchaser shall be registered as the holder of the shares comprised in any such transfer, and he shall not be bound to see to the application of the purchase money, nor shall his title to the shares be affected by any irregularity or invalidity in the proceedings in reference to the sale.
21.The net proceeds of sale (after payment of all costs) shall be applied in payment of such part of the amounts in respect of which the lien exists as is immediately payable and the residue, if any, shall, (subject to a like lien for sums not immediately payable as existing upon the shares before the sale) be paid to the person entitled to the shares at the date of sale upon surrender
(at the option of the Directors) to the Company of a statement issued by the Registrar confirming their holding of the shares sold.
CALLS ON SHARES
22.The Directors may from time to time make calls upon the members in respect of any moneys unpaid on their shares (whether on account of the nominal value of the shares or by way of premium) and not by the conditions of allotment thereof made payable at fixed times, provided that no call shall be payable at less than one month from the date fixed for the payment of the last preceding call, and each member shall (subject to receiving at least fourteen days’ notice specifying the time or times and place of payment) pay to the Company at the time or times and place so specified the amount called on his shares.  A call may be revoked or postponed as the Directors may determine.
23.A call shall be deemed to have been made at the time when the resolution of the Directors authorising the call was passed and may be required to be paid by instalments.
24.The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.
25.If a sum called in respect of a share is not paid before or on the day appointed for payment thereof, the person from whom the sum is due shall pay interest on the sum from the day appointed for payment thereof to the time of actual payment at such rate not exceeding five per cent. (5%) per annum, as the Directors may determine, but the Directors shall be at liberty to waive payment of such interest wholly or in part.
26.Any sum which by the terms of issue of a share becomes payable on allotment or at any fixed date, whether on account of the nominal value of the share or by way of premium shall, for the purpose of these Articles, be deemed to be a call duly made and payable on the date on which, by terms of issue, the same becomes payable, and in case of non-payment of interest all the relevant provisions of these Articles as to payment of interest and expenses, forfeiture or otherwise, shall apply as if such sum had become payable by virtue of a call duly made and notified.
27.The Directors may, on the issue of shares, differentiate between the holders as to the amount of calls to be paid and the times of payment.
28.The Directors may, if they think fit, receive from any member willing to advance the same, all or part of the moneys uncalled and unpaid upon any shares held by him, and upon all or any of the moneys so advanced may (until the same would, but for such advance, become payable) pay interest at such rate as may be agreed upon between the Directors and the member paying such sum in advance.
TRANSFER OF SHARES
29.(a)The instrument of transfer of any shares shall be executed by or on behalf of the transferor, and (in case of a share not fully paid) also by or on behalf of the transferee, and the transferor shall be deemed to remain the holder of the share until the name of the transferee is entered in the Register in respect thereof.
(b)In the case of the death of an owner of a share, the survivor or survivors where the deceased was a joint owner of the share, and the personal representatives of the deceased where he or she was a sole holder, shall be the only persons recognised by the Company as the persons entitled to exercise any rights in respect of that share provided that they or the deceased owner have satisfied the requirements in Article 13 or
Article 35 with respect to that share.
(c)The instrument of transfer of any share may be executed for and on behalf of the transferor by the Secretary or any other party designated by the Board for such purpose, and the Secretary or any other party designated by the Board for such purpose shall be deemed to have been irrevocably appointed agent for the transferor of such share or shares with full power to execute, complete and deliver in the name of and on behalf of the transferor of such share or shares all such transfers of shares held by the members in the capital of the Company.
Any document which records the name of the transferor, the name of the transferee, the class and number of shares agreed to be transferred, the date of agreement to transfer shares and the price per share, shall, once executed by the transferor or the Secretary or any other party designated by the Board for such purpose as agent for the transferor, be deemed to be a proper instrument of transfer for the purposes of the Act. The transferor shall be deemed to remain the member holding the share until the name of the transferee is entered on the Register in respect thereof, and neither the title of the transferee nor the title of the transferor shall be affected by any irregularity or invalidity in the proceedings in reference to the sale should the
Directors so determine.
30.Subject to the restrictions of these Articles and other applicable law, and to such of the conditions of issue as may be applicable, the shares of any member may be transferred by instrument in writing in any usual or common form or any other form which the Directors may approve. The Directors may also permit title to any shares in the Company to be transferred without a written instrument where permitted by the Acts subject to compliance with the requirements imposed under the relevant provisions of the Acts and any additional requirements which the Directors may approve.
31.The Directors may, in their absolute discretion and without giving any reason, decline to register the transfer of, or renunciation of a renounceable letter of allotment, of a share (not being a fully paid share) to a person of whom they do not approve, and they may also decline to register the transfer of a share on which the company has a lien and shall not be bound to give any reason for such refusal, provided that the Directors shall not refuse to register any transfer or renunciation of partly paid shares which are listed or dealt in on any Approved
Market on the grounds that they are partly paid shares in circumstances where such refusal would prevent dealings in such shares from taking place on an open and proper basis.
32.The Directors may also decline to recognise any instrument of transfer, or renunciation of a renounceable letter of allotment, of any share unless:
(a)it (being a transfer or renunciation which is not effected in a manner permitted by
Article 34(a)) is accompanied by such evidence as the Directors may reasonably require to show the right of the transferor to make the transfer or renunciation;
(b)it is in respect of one class of share only; and
(c)the instrument of transfer is duly stamped if required and it is lodged at the Office or any other place as the Board may from time to time specify for the purposes, accompanied by such evidence as the Board may reasonably require to show the right of the transferor to make the transfer.
33.If the Directors refuse to register a transfer they shall send, within two months after the date on which the transfer was lodged with the Company, to the transferee notice of the refusal.
34.(a)All instruments of transfer shall upon their being lodged with the Company remain the property of the Company and the Company shall be entitled to dispose of same as it so desires but any instrument of transfer which the Directors refuse to register shall be returned to the person lodging it when notice of the refusal is given.
(b)Notwithstanding the provisions of these Articles the Directors shall be entitled to disapply all or part of the provisions of these Articles so that title to securities (as defined in
Section 1086 of the Act) may be evidenced and transferred without a written instrument in accordance with the requirements of the Act. The Directors shall have the power to permit any class of shares to be held in a securities settlement system and to implement any arrangements they think fit for such evidencing and transfer which accord with the Act and in particular shall, where appropriate, be entitled to disapply or modify all or part of the provisions in these Articles with respect to the requirement for written instruments of transfer and share certificates, in order to give effect the Act.
(c)The Company, at its absolute discretion and insofar as the Acts or any other applicable law permits, may, or may procure that a subsidiary of the Company shall, pay Irish stamp duty arising on a transfer of shares on behalf of the transferee of such shares of the
Company. If stamp duty resulting from the transfer of shares in the Company which would otherwise be payable by the transferee is paid by the Company or any subsidiary of the
Company on behalf of the transferee, then in those circumstances, the Company shall, on its behalf or on behalf of its subsidiary (as the case may be), be entitled to:
(i)seek reimbursement of the stamp duty from the transferee;
(ii)set off the stamp duty against any dividends payable to the transferee of those shares; and
(iii)to the extent permitted by Section 1042 of the Act, claim a first and paramount lien on the shares on which stamp duty has been paid by the
Company or its subsidiaries for the amount of stamp duty paid. The
Company’s lien shall extend to all dividends paid on those shares.
TRANSMISSION OF SHARES
35.In the case of the death of a member, the survivor or survivors where the deceased was a joint holder, and the personal representatives of the deceased where he was a sole holder, shall be the only person recognised by the Company as having any title to his interest in the shares;
but nothing herein contained shall release the estate of a deceased joint holder from any liability in respect of any share which had been jointly held by him with other persons.
36.Any person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon such evidence being produced as may from time to time properly be required by the Directors and subject as hereinafter provided, elect either to be registered himself as holder of the share or to have some person nominated by him registered as the transferee thereof, but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had in the case of a transfer of the share by that member before his death or bankruptcy, as the case may be.
37.If a person so becoming entitled elects to be registered himself, he shall deliver or send to the
Company a notice in writing signed by him stating that he so elects.  If he elects to have another person registered, he shall testify his election by executing to that person a transfer of the share.
38.All the limitations, restrictions and provisions of these regulations relating to the right to transfer and registration of transfers of shares shall be applicable to any such notice or transfer as aforesaid as if the death or bankruptcy of the member had not occurred and the notice or transfer were a transfer signed by that member.

39.A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a member in respect of the share, be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company, so however, that the Directors may at any time give notice requiring any such person to elect either to be registered himself or to transfer the share, and if the notice is not complied with within ninety days the Directors may thereupon withhold payment of all dividends, bonuses, or other moneys payable in respect of the share until the requirements of the notice have been complied with.
FORFEITURE OF SHARES
40.If a member or person entitled by transmission fails to pay any call or instalment of a call on the day appointed for payment thereof, the Directors may, at any time thereafter during such time as any part of the call or instalment remains unpaid, serve a notice on him requiring payment of so much of the call or instalment as is unpaid together with any interest which may have accrued and all expenses incurred by the Company by reason of such non-payment.
41.The notice shall name a further day (not earlier than the expiration of fourteen days from the date of service of the notice) on or before which the payment required by the notice is to be made, and shall state that in the event of non-payment at or before the time appointed the shares in respect of which the call was made will be liable to be forfeited.
42.If the requirements of any such notice as aforesaid are not complied with, any share in respect of which the notice has been given may at any time thereafter, before the payment required by the notice has been made, be forfeited by a resolution of the Directors to that effect.
43.A forfeited share may be sold or otherwise disposed of on such terms and in such manner as the Directors think fit, and at any time before a sale or disposition the forfeiture may be cancelled on such terms as the Directors think fit.
44.A person whose shares have been forfeited shall cease to be a member in respect of the forfeited shares, but shall notwithstanding remain liable to pay to the Company all moneys which, at the date of forfeiture, were payable by him to the Company in respect of the shares, but his liability shall cease if and when the Company shall have received payment in full of all such moneys in respect of the shares.
45.The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share and between the member whose share is forfeited and the
Company, except only such of those rights and liabilities as are by these Articles expressly saved, or as are by the Statutes given or imposed in the case of past members.
46.A statutory declaration that the declarant is a Director or the Secretary of the Company, and that a share in the Company has been duly forfeited on a date stated in the declaration, shall be conclusive evidence of the facts therein stated as against all persons claiming to be entitled to the share.  The Company may receive the consideration, if any, given for the share on any sale or disposition thereof, and may execute a transfer of the share in favour of the person to whom the share is sold or disposed of and he shall thereupon be registered as the holder of the share, and shall not be bound to see to the application of the purchase money, if any, nor shall his title to the share be affected by any irregularity or invalidity in the proceedings in reference to the forfeiture, sale or disposal of the share.
47.The provisions of these Articles as to forfeiture shall apply in the case of non-payment of any sum which, by the terms of issue of a share, becomes payable at a fixed time, whether on account of the nominal value of the share or by way of premium, as if the same had been payable by virtue of a call duly made and notified.
CONVERSION OF SHARES INTO STOCK
48.The Company may by Ordinary Resolution convert any paid up shares into stock, and re-
convert any stock into paid up shares of any denomination.
49.The holders of stock may transfer the same, or any part thereof in the same manner, and subject to the same regulations as and subject to which the shares from which the stock arose might previously to conversion have been transferred, or as near thereto as circumstances admit; and the Directors may from time to time fix the minimum amount of stock transferable but so that such minimum shall not exceed the nominal amount of the shares from which the stock arises.
50.The holders of stock shall, according to the amount of stock held by them, have the same rights, privileges and advantages in relation to dividends, voting at meetings of the Company and other matters as if they held the shares from which the stock arose, but no such right, privilege or advantage (except participation in the dividends and profits of the Company and in the assets on winding up) shall be conferred by an amount of stock which would not if existing in shares, have conferred that right, privilege or advantage.
51.Such of the Articles of the Company as are applicable to paid up shares shall apply to stock and the words “share” and “shareholder” therein shall include “stock” and “stockholder”.
ALTERATION OF CAPITAL
52.(a)The Company may from time to time by Ordinary Resolution increase the share capital by such sum to be divided into shares of such amount, as the resolution shall prescribe.
(b)Subject to the provisions of the Acts the new shares shall be issued upon such terms and conditions and with such rights and privileges annexed thereto as the general meeting resolving upon the creation thereof shall direct, or if no such direction be given, as the
Directors shall determine.
(c)Except so far as otherwise provided by the conditions of issue or by these Articles, any capital raised by the creation of new shares shall be considered part of the original
Ordinary Share Capital and shall be subject to the provisions herein contained with reference to the payment of calls and instalments, transfer and transmission, forfeiture, lien and otherwise.
53.The Company may by Ordinary Resolution –
(a)consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;
(b)subdivide its existing shares, or any of them, into shares of smaller amount than is fixed by the Memorandum of Association subject nevertheless to Section 83(1)(b) of the Act;
(c)cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.
54.The Company may by Special Resolution reduce its share capital, any capital redemption reserve fund, any share premium account or any undenominated capital in any manner and with and subject to any incident authorised, and consent required, by law.
55.Subject to the provisions of these Articles, whenever as a result of a consolidation of shares any members would become entitled to fractions of a share, the Directors may, on behalf of those

members, sell the shares representing the fractions for the best price reasonably obtainable to any person and distribute the proceeds of sale in due proportion among those members and the Directors may authorise some person to execute an instrument of transfer of the shares to or in accordance with the directions of the purchaser except that if the proceeds for a member do not exceed the higher of €7.00 or £5.00 pounds sterling, the proceeds may be retained for the Company’s benefit.  The transferee shall not be bound to see to the application of the purchase money nor shall his title to the shares be affected by any irregularity in or invalidity of the proceedings in reference to the sale.
GENERAL MEETINGS
56.Subject to the provisions of the Acts, any general meeting may be held outside the State.
57.The Company shall in each year hold a general meeting as its Annual General Meeting in addition to any other meeting in that year, and shall specify the meeting as such in the notices calling it; and not more than fifteen months shall elapse between the date of one Annual
General Meeting of the Company and that of the next.  The Annual General Meeting shall be held at such time and place(s) as the Directors shall appoint and, subject to the provisions of the Acts, be facilitated by such technological means as the Board may from time to time approve.
58.All general meetings other than Annual General Meetings shall be called Extraordinary
General Meetings.
59.(a)The Directors may, whenever they think fit, convene an Extraordinary General
Meeting.
(b)The Directors shall also convene an Extraordinary General Meeting on such requisition as is provided by Section 178 of the Act and, in default, the meeting may be convened by such requisitionists as provided by such sections.
(c)If at any time there are not sufficient Directors capable of acting to form a quorum any Director or, where permitted by Section 178 of the Act, any two members of the
Company may convene an Extraordinary General Meeting in the same manner as nearly as possible as that in which meetings may be convened by the Directors.
NOTICE OF GENERAL MEETINGS
60.(a)Subject to the provisions of the Acts allowing a general meeting to be called by longer or shorter notice, an Annual General Meeting and an Extraordinary General Meeting
called for the passing of a Special Resolution shall be called by not more than sixty Clear
Days’ notice and not less than twenty-one Clear Days’ notice and any other Extraordinary
General Meeting shall also be called by at least twenty-one Clear Days’ notice except that it may be called by fourteen Clear Days’ notice where:
(i)all shareholders, who hold shares that carry rights to vote at the meeting, are permitted to vote by electronic means either before or at the meeting; and
(ii)a special resolution reducing the period of notice to fourteen Clear Days’ has been passed at the immediately preceding Annual General Meeting, or at a general meeting held since that meeting.
The notice shall specify the time and place(s) of the meeting and the general nature of the business to be transacted.  It shall also give particulars of any Directors who are to retire at the meeting and of any persons who are recommended by the Directors for appointment or re-appointment as Directors at the meeting, or in respect of whom notice has been duly given to the Company of the intention to propose them for appointment or re-appointment as Directors at the meeting in accordance with the requirements of these Articles. Subject to any restrictions imposed on any shares, the notice shall be given to all the members, to all persons entitled to a share by reason of the death or bankruptcy of a member and to the Directors and the Auditors.
(b)The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.
(c)Any member present either in person or by proxy at any meeting of the Company or the holders of any class of shares in the Company shall be deemed to have received notice of the meeting and, where requisite, of the purposes for which it was called.
PROCEEDINGS AT GENERAL MEETINGS
61.(a)All business that is transacted at an Extraordinary General Meeting shall be deemed special and all business that is transacted at an Annual General Meeting shall also be deemed special with the exception of a declaration of a dividend, the consideration of the Company’s statutory financial statements and report of the Directors and the report of the Auditors on those statements, the review by the members of the Company’s affairs, the election and re-
election of Directors, subject to Sections 380 and 382 to 385 of the Act, the appointment or re-appointment of the Auditors, the fixing of the remuneration of the Auditors and the passing of Resolutions pursuant to Articles 8A, 8B, 11(d) and 11(e).
(b)In the case of an Extraordinary General Meeting convened by the Board of Directors otherwise than on requisition by the members pursuant to Section 178 of the Act, a member may request to table a draft resolution provided that the text of the resolution shall have been received by the Company in accordance with Article 108.
62.No business other than the appointment of a chair shall be transacted at any General Meeting unless a quorum of members (whether present in person or by proxy) is present at the time when the meeting proceeds to business; save as herein otherwise provided two (2) members present in person and entitled to vote shall be a quorum.
63.The Directors may make any arrangements and impose any restrictions they consider appropriate and reasonable in the circumstances to ensure the safety and security at a meeting.
The Chair is entitled to refuse entry to a meeting to a person who refuses to comply with these arrangements or restrictions.
64.If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of members, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place(s) or to such other day and at such other time and place(s) as the Directors may determine, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting, a proxy appointed by a central securities depository entitled to be counted in a quorum present at the meeting shall be a quorum.
65.The Chair, if any, of the Board of Directors, or in his absence the Deputy Chair, if any, shall preside as Chair at every general meeting of the Company, or if there is no such Chair or
Deputy Chair or if he is not present within fifteen minutes after the time appointed for the holding of the meeting, or is unwilling to act, the Directors present shall elect one of their number to be Chair of the meeting.

66.If at any meeting no Director is willing to act as Chair or if no Director is present within fifteen minutes after the time appointed for holding the meeting, the members present
(whether in person or by proxy) shall choose one of their number to be Chair of the meeting.
67.The Chair may, with the consent of any meeting at which a quorum is present and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.  The Chair of a general meeting may interrupt or adjourn such meeting without the consent of the meeting where he decides it is necessary to do so in order to: (a) secure the proper and orderly conduct of the meeting;
(b) allow people entitled to do so a reasonable opportunity of speaking and voting at the meeting or (c) ensure that the business of the meeting is properly disposed of.  When a meeting is adjourned for thirty days or more, notice of the adjourned meeting shall be given as in the case of an original meeting.  Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.
68.At any general meeting a resolution put to the vote of the meeting shall be decided by poll.
69.A poll shall be taken in such a manner as the Chair directs, and the result of the poll shall be deemed to be the resolution of the meeting at which the poll was taken.
70.On a poll taken at a meeting of the Company, or at a meeting of any class of shareholders of the Company, a shareholder, whether present in person or by proxy, entitled to more than one vote need not, if he votes, use all his votes or cast all the votes he uses in the same way.
71.Subject to such requirements and restrictions as the Directors may specify, the Company may permit shareholders to vote by correspondence in advance of a general meeting in respect of one or more of the resolutions proposed at a meeting.  Where the Company permits shareholders to vote by correspondence, such votes shall only be counted where they are received at the Address and before the date and time specified by the Company, provided the date and time is no more than twenty-four hours before the time at which the vote is to be concluded.
72.Subject to such requirements and restrictions as the Directors may specify, the Company may permit shareholders who are not physically present at a meeting to vote by electronic means at the general meeting in respect of one or more of the resolutions proposed at the meeting.
VOTES OF MEMBERS
73.(a)In order to exercise their right to participate and vote at general meetings, a person must be entered on the Register by the Record Date for a General Meeting specified in respect of such general meeting and any change to an entry on the Register after the Record Date for a General Meeting shall be disregarded in determining the right of any person to attend and vote at such general meeting. The Directors may from time to time fix a Record Date for the purposes of determining the rights of members to notice of and/or to vote at any general meeting of the Company. The Record Date shall not precede the date upon which the resolution fixing the Record Date is adopted by the Directors, and the Record Date shall be not more than sixty nor less than ten days before the date of such meeting. Unless the
Directors determine otherwise, a determination of members of record entitled to notice of or to vote at a meeting of members shall apply to any adjournment or postponement of the meeting.
(b)Subject to any special rights or restrictions as to voting upon which any shares may be issued, or may for the time being be held, and subject to the provisions of Article 14, on a poll every member shall have one vote for each share of which he is a holder.

74.Where there are joint holders, the vote of the senior who tenders the vote whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for the purpose, seniority shall be determined by the order in which the names stand in the register.
75.A member of unsound mind, or in respect of whom an Order has been made by any Court having jurisdiction in such matters, may vote on a poll by his committee, receiver, guardian or other person appointed by that Court, and any such committee, receiver, guardian or other person may vote by proxy on a poll.
76.No member shall be entitled to vote at any general meeting unless all calls or other sums immediately payable by him in respect of shares in the Company have been paid.
77.No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote objected to is given or tendered, and every vote not disallowed at such meeting shall be valid for all purposes.  Any such objection made in due time shall be referred to the Chair of the meeting whose decision shall be final and conclusive.
78.Every member entitled to attend and vote at a general meeting may appoint a proxy or
(subject to the following provisions) proxies to attend, speak and vote on his behalf provided that, where a shareholder appoints more than one proxy in relation to a general meeting, each proxy must be appointed to exercise the rights attached to a different share or shares held by him.
79.A proxy shall have the right to exercise all or any of the rights of his appointor, or (where more than one proxy is appointed) all or any of the rights attached to the shares in respect of which he is appointed as the proxy to attend, and to speak and vote, at a general meeting of the Company. Unless his appointment provides otherwise, a proxy may vote or abstain at his discretion on any resolution put to the vote.
80.The appointment of a proxy shall be in writing in any usual form or in any other form which the Directors may approve and shall be executed by or on behalf of the appointor.  The signature on such appointment need not be witnessed. A body corporate may execute a form of proxy under its Common Seal or under the hand of a duly authorised officer thereof or in such other manner as the Directors may approve. A proxy need not be a member. The appointment of a proxy in electronic form shall only be effective in such manner as the
Directors may approve.
81.Where the appointment of a proxy and the power of attorney or other authority, if any, under which it is signed, or a certified copy of that power or authority or any other proof or confirmation of that power or authority acceptable to the Directors is to be received by the
Company:
(i)in physical form, it shall be deposited at the Office or at such other place or places (if any) as is specified for that purpose in, or by way of note to, the notice convening the meeting,
(ii)in electronic form, it may be so received where an Address has been specified by the Company for the purpose of receiving electronic communications:
(A)in the notice convening the meeting; or
(B)in any appointment of proxy sent out by the Company in relation to the meeting; or
(C)in any invitation contained in an electronic communication to appoint a proxy issued by the Company in relation to the meeting;

provided that it is so received by the Company not later than the latest time approved by the Directors (subject to the requirements of the Acts), and, in default, the appointment of the proxy shall not be treated as valid PROVIDED THAT:
(a)in the case of a meeting which is adjourned to a date which is less than seven days after the date of the meeting which was adjourned, it shall be sufficient if the appointment of the proxy and any other authority and certification thereof as aforesaid is so received by the Company at the commencement of the adjourned meeting or the taking of the poll; and
(b)an appointment of a proxy relating to more than one meeting (including any adjournment thereof) having once been so received for the purposes of any meeting shall not require to be delivered, deposited or received again for the purposes of any subsequent meeting to which it relates; and
(c)where any class of shares in the capital of the Company is held through a securities settlement system, the Directors may determine that it shall be sufficient if the appointment of a proxy and any such authority and certification thereof as aforesaid is received by the Company at such Address and in such manner and time as may be specified by the Directors not being later than the commencement of the meeting, adjourned meeting or (as the case may be) of the taking of the poll.
81B.Without limiting the foregoing, in relation to any shares which are deposited in a central securities depository, the Directors may from time to time:
(a)permit appointments of a proxy to be made by means of an electronic communication
(including a properly authenticated dematerialised instruction, and/or other instruction or notification, which is sent by means of the relevant securities settlement system concerned and received by such central securities depository in such form and subject to such terms and conditions as may from time to time be prescribed by the
Directors (subject always to the facilities and requirements of the relevant securities settlement system concerned) and may in a similar manner permit supplements to, or amendments or revocations of, any such proxy instruction to be made by like means.
The Directors may in addition prescribe the method of determining the time at which any such properly authenticated dematerialised instruction (and/or other instruction or notification) is to be treated as received by the Company or such central securities depository. The Directors may treat any such proxy instruction which purports to be or is expressed to be sent on behalf of a holder of a share as sufficient evidence of the authority of the person sending that instruction to send it on behalf of that holder;
(b)agree with the central securities depository for such other proxy arrangements to operate, including an arrangement where the Chair of all meetings of shareholders shall, unless otherwise directed, be the proxy for all shareholder meetings in respect of all shares deposited in such central securities depository on the basis that such
Chair shall only vote as proxy in accordance with such instructions as the central securities depository may give; and
(c)agree with the central securities depository that where shares have been deposited in another central securities depository that proxy instructions may be given via the systems of that other central securities depository to the exclusion of the first central securities depository.
82.Receipt by the Company of an appointment of a proxy in respect of a meeting shall not preclude a member from attending and voting at the meeting or at any adjournment thereof.
However, if he votes in person on a resolution, then as regards that resolution his appointment of a proxy will not be valid.

83.A vote given in accordance with the terms of an appointment of a proxy or a resolution authorising a representative to act on behalf of a body corporate shall be valid notwithstanding the previous death, insanity or winding up of the principal or revocation of the proxy or of the authority under which the proxy or authority was executed or the transfer of the share in respect of which the proxy or authority is given, provided that no intimation in writing of such death, insanity, winding up, revocation, or transfer as aforesaid is received by the Company at the Office, before the commencement of the meeting.
84.The Directors may send, at the expense of the Company, by post, electronic mail or otherwise, to the members forms for the appointment of a proxy (with or without reply-paid envelopes for their return) for use at any general meeting or at any class meeting, either in blank or nominating any one or more of the Directors or any other persons in the alternative.
The proxy form may make provision for three-way voting on all resolutions intended to be proposed, other than resolutions which are merely procedural.  If, for the purpose of any meeting, invitations to appoint as proxy a person or one of a number of persons specified in the invitations are issued at the expense of the Company, such invitations shall be issued to all
(and not to some only) of the members entitled to be sent a notice of the meeting and to vote thereat by proxy, but the accidental omission to issue such invitations to, or the non-receipt of such invitations by, any member shall not invalidate the proceedings at any such meeting.
BODIES CORPORATE ACTING BY
REPRESENTATIVES AT MEETINGS
85.(a)Any body corporate which is a member of the Company or a proxy appointed to act on behalf of a member of the Company may authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company, and any person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise if it were a member of the Company (or a proxy appointed to act on behalf of a member of the Company, as applicable) or where of the rights attached to the shares in respect of which he is so authorised. Where a member or a proxy appoints more than one representative in relation to a general meeting, each representative must be appointed to exercise the rights attached to a different share or shares held by the member or in respect of which the proxy has been appointed.
(b)Any body corporate which is an owner of a share may by resolution of its directors or other governing body authorise such person or persons as it thinks fit to act as its representative or representatives at any meeting of the Company or of any class of members of the Company and the person so authorised shall be entitled to exercise the same powers on behalf of the body corporate which he represents as that body corporate could exercise in accordance with Article 85(a).
DIRECTORS
86.(a)Until otherwise determined by a General Meeting by Special Resolution the number of Directors shall be not less than three nor more than fifteen, provided that the exact number of Directors shall be fixed from time to time by the Board of Directors, at its sole discretion, by a resolution of the Directors passed in accordance with these Articles.
(b)The persons who are Directors of the Company at the date of the adoption of these
Articles as the Articles of Association of the Company shall continue to be the Directors thereof subject to these Articles.
87.The qualification of a Director shall be the holding alone and not jointly with any other person of 1,000 Ordinary Shares in the capital of the Company and Ordinary Shares shall also be deemed to be held by a Director for the purposes of this Article, where the Director holds an interest in such Ordinary Shares through a central securities depository.  A Director may act before acquiring his qualification but must acquire the same within two months (with such time period to be extended if trading in the Company’s shares is prohibited at the relevant time) after his appointment or election.
88.(a)The fees payable to the Directors shall not exceed such amount as may be determined by the Board of Directors from time to time. Such fees shall be deemed to accrue from day to day.
(b)The Board may grant special remuneration to any of its number who being called upon, shall render any special or extra services to the Company or go or reside abroad in connection with the conduct of any of the affairs of the Company.  Such special remuneration may be made payable to such Director in addition to or in substitution for his fees as a
Director and may be made payable by a lump sum or by way of salary or by a percentage of the profits or by any or all of those modes as the Board shall determine.
(c)The Directors shall also be entitled to be paid all travelling, hotel and other expenses properly incurred by them in attending and returning from meetings of the Board or any
Committee of the Board or general meeting of the Company or in connection with the business of the Company.
89.A Director of the Company may be or become a Director or other officer of, or otherwise interested in, any company promoted by the Company or in which the Company may be interested as shareholder or otherwise, and no such Director shall be accountable to the
Company for any remuneration or other benefits received by him as a Director or officer of, or from his interest in, such other company unless the Company otherwise directs.
BORROWING POWERS
90.The Directors may exercise all powers of the Company to borrow money and to mortgage or charge all or any part of the undertaking, property and assets (present and future) and uncalled capital of the Company and to issue debentures and other securities whether outright or as collateral security for any debt, liability or obligation of the Company or any subsidiary or of any third party.
The Directors shall restrict the borrowings of the Company and exercise all rights exercisable by the Company in relation to its subsidiaries so far as to secure (as regards subsidiaries so far as by such exercise it can secure) that, save with the previous sanction of a Special
Resolution, no money shall be borrowed if the aggregate principal amount of the indebtedness for borrowed money (as hereinafter defined) of the Company and its subsidiaries less the principal amount of the cash balances of the Company and its subsidiaries in hand or with
Banks (both calculated on a consolidated basis) exceeds an amount equal to twice the aggregate of:
(a)the amount of capital of the Company for the time being issued, paid up, or credited as paid up and the amount for the time being of the share premium account (as defined in Section 71 of the Act); and
(b)the amount standing to the credit of retained income, foreign currency translation reserve and other reserves, capital grants, deferred taxation and minority shareholders’ interest, less the amount of any repayable Government grants, all as shown in the then latest audited consolidated financial statements of the Company;
less

(c)the aggregate amount for the time being of treasury shares and own shares held by the
Company (such terms as used in the latest audited consolidated financial statements of the Company).
For the purpose of the above, indebtedness for borrowed money shall mean any obligation
(whether incurred as principal or surety and whether present or future, actual or contingent)
for the payment of:
(a)monies borrowed, and
(b)monies raised pursuant to any acceptance credit, any discounted bills of exchange receivable, any guarantee of monies borrowed or raised by others, any amounts due in relation to any hire purchase, leasing or deferred credit agreements (excluding finance charges thereon) entered into in respect of machinery or equipment, any note purchase facility or any issue of notes, bonds, debentures or other debt instruments, but excluding normal trade creditors.
No debt incurred or security given in respect of indebtedness for borrowed money or to be taken into account as indebtedness for borrowed money in excess of the aforesaid limit shall be invalid or ineffectual except in the case of express notice to the lender or the recipient of the security at the time when the debt was incurred or security given that the limit hereby imposed had been or was thereby exceeded but no lender or other person dealing with the
Company shall be concerned to see or enquire whether such limit is observed.
POWERS AND DUTIES OF DIRECTORS
91.The business of the Company shall be managed by the Directors, who may exercise all such powers of the Company as are not, by the Act or by these Articles, required to be exercised by the Company in general meeting, subject nevertheless to any of these Articles, to the provisions of the Act and to such directions, being not inconsistent with the aforesaid Articles or provisions, as may be given by the Company in General Meeting; but no direction given by the Company in General Meeting shall invalidate any prior act of the Directors which would have been valid if that direction had not been given.
92.The Directors may from time to time and at any time by power of attorney appoint any company, firm or person or body of persons whether nominated directly or indirectly by the
Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretions (not exceeding those vested in or exercisable by the
Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection of persons dealing with any such attorney as the Directors may think fit, and may also authorise any such attorney to delegate all or any of the powers, authorities and discretions vested in him.
93.The Company may exercise the powers conferred by Section 44 of the Act with regard to having an official seal for use abroad, and such powers shall be vested in the Directors.
94.A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the
Directors in accordance with Section 231 of the Act.
95.(a)Save as herein provided, a Director shall not vote in respect of any contract or arrangement or any other proposal whatsoever in which he has any material interest otherwise than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company.  A Director shall not be counted in the quorum at a meeting in relation to any resolution on which he is debarred from voting.

(b)A Director shall (in the absence of some other material interest than is indicated
below) be entitled to vote (and be counted in the quorum) in respect of any resolution concerning any of the following matters, namely:
(i)The giving of any security or indemnity to him in respect of money lent or obligations incurred by him at the request of or for the benefit of the
Company or any of its subsidiaries.
(ii)The giving of any security or indemnity to a third party in respect of a debt or obligation of the Company or any of its subsidiaries for which he himself has assumed responsibility in whole or in part under a guarantee or indemnity or by the giving of security.
(iii)Any proposal concerning an offer of shares or debentures or other securities of or by the Company or any of its subsidiaries for subscription or purchase in which offer he is or is to be interested as a participant in the underwriting or sub-underwriting thereof.
(iv)Any proposal concerning any other company in which he is interested, directly or indirectly and whether as an officer or shareholder or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. (1%) or more of any class of equity share capital of such company (or third company through which his interest is derived) or of the voting rights available to members of the relevant company (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances).
(v)Any proposal concerning the adoption, modification or operation of a superannuation fund or retirement benefits scheme under which he may benefit and which has been approved by or is subject to and conditional upon approval by the Revenue Commissioners for taxation purposes.
(c)If any question shall arise at any meeting as to the materiality of a Director's interest or as to the entitlement of any Director to vote and such question is not resolved by his voluntary agreeing to abstain from voting, such question shall be referred to the
Chair of the meeting and his ruling to any other Director shall be final and conclusive except in a case where the nature or extent of the interests of the Director concerned have not been fairly disclosed.
(d)Nothing in Section 228 of the Act shall restrict a Director from entering into any commitment which has been approved by the Board or has been approved pursuant to such authority as may be delegated by the Board in accordance with these Articles.  It shall be the duty of each Director to obtain the prior approval of the Board, before entering into any commitment permitted by Section 228 of the Act.
(e)The Company may by Ordinary Resolution suspend or relax the provision of this
Article to any extent or ratify any transaction not duly authorised by reason of a contravention of this Article.
96.A Director may hold any other office or place of profit under the Company (other than the office of Auditor) in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Directors may determine, and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to tenure of any such other office or place of profit or a vendor, purchaser, or otherwise, nor shall any such contract or any contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the
Company for any profit

realised by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relationship thereby established.
97.Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more Directors to offices or employments with the Company or any company in which the Company is interested, such proposals may be divided and considered in relation to each Director separately and in such cases each of the
Directors concerned (if not debarred from voting under the proviso to paragraph (b)(iv) of
Article 95) shall be entitled to vote (and be counted in the quorum) in respect of each resolution except that concerning his own appointment.
98.Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional service as if he were not a
Director; but nothing herein contained shall authorise a Director or his firm to act as Auditor for the Company.
99.All cheques, promissory notes, drafts, bills of exchange and other negotiable instruments and all receipts for money paid to the Company shall be signed, drawn, accepted, endorsed, or otherwise executed, as the case may be by such person or persons and in such manner as the
Directors shall from time to time by resolution determine.
100.The Directors shall cause minutes to be made in books provided for the purpose:
(a)of all appointments of officers made by the Directors;
(b)of the names of the Directors present at each meeting of the Directors and of any committee of Directors;
(c)of all resolutions and proceedings at all meetings of the Company and of the Directors and of committees of Directors.
101.The Directors shall have power to grant pensions, allowances, gratuities, and bonuses to
Directors, ex-Directors, officers, ex-officers, employees or ex-employees of the Company or its predecessors in business or the relatives or dependants of such persons and to establish and maintain or concur in establishing and maintaining Trusts, Funds, or Schemes (whether contributory or non-contributory) with a view to providing pensions or other benefits for any such persons as aforesaid, their relatives or dependants and to make payments towards insurance for any such benefits.
102.Any Director may, with the approval of a majority of all the Directors, appoint any person to be an Alternate Director, and such appointment shall have effect, and such appointee while he holds office as an Alternate Director shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the Director appointing him is not personally present and where he is a Director he shall have a separate vote on behalf of the
Director he is representing in addition to his own vote, but he shall ipso facto vacate office if and when the appointer himself vacates office or removes the appointee from office.  Every appointment and removal under this Article shall be effected by notice in writing to the
Company under the hand of the Director making the same.  Every such Alternate shall be an officer of the Company and shall not be deemed to be the agent of the Director appointing him.  An Alternate Director shall not be entitled to be remunerated otherwise than out of the remuneration of the Director appointing him, and the proportion of such remuneration shall be agreed between them.  An Alternate Director need not hold any share qualification and shall not be taken into account in reckoning the minimum or maximum number of Directors allowed for the time being but he shall be counted for the purpose of reckoning whether a quorum is present at any meeting of the Directors attended by him at which he is entitled to vote.

DISQUALIFICATION OF DIRECTORS
103.The office of a Director shall be vacated if the Director:
(a)ceases to be a Director by virtue of Section 136 of the Act; or
(b)is adjudged bankrupt in the State or Northern Ireland or Great Britain or in any other country or makes an arrangement or composition with his creditors generally; or
(c)is restricted or disqualified to act as a Director under the provisions of Part 14 of the
Act; or
(d)becomes of unsound mind; or
(e)resigns his office by notice in writing to the Company; or
(f)is convicted of an indictable offence, unless the Directors otherwise determine; or
(g)is for more than six months absent without permission of the Directors from meetings of the Directors held during that period, and they pass a resolution that he has by reason of such absence vacated office; or
(h)if not less than five-sixths of the Directors of the Company for the time being sign a request addressed to him that he resign; or
(i)is in full time employment of the Company, or of a subsidiary of the Company, on the termination of such employment save where the Board at its discretion invites him to remain as a non-Executive Director.
ROTATION OF DIRECTORS
104.At every Annual General Meeting, all of the Directors shall retire from office unless re-
elected by Ordinary Resolution at the Annual General Meeting in accordance with the requirements of these Articles.
105.A Director retiring at a meeting shall retain office until the close or adjournment of the meeting.
106.Every retiring Director shall be eligible to stand for re-election, if recommended by the Board of Directors for re-election.
107.If, at any General Meeting, the number of Directors is reduced below the minimum number prescribed pursuant to Article 86(a) (the “Minimum Threshold”) due to the failure of any
Director or Directors to be re-elected, then in those circumstances, the Director nominees receiving the highest number of votes in favour of re-election shall be deemed re-elected only to the extent required to ensure that the Minimum Threshold is satisfied.  Where one or more
Directors are re-elected, then those re-elected Directors shall hold office until the next Annual
General Meeting while the Directors who have been deemed to be re-elected shall hold office only to the extent required to meet the Minimum Threshold and only until such time as one or more additional Directors have been appointed to replace them.
108.(a) Nominations of candidates for election as Directors or the proposal of other business to be brought to a General Meeting may be made only: (i) pursuant to the Company’s notice of meeting (or any supplement thereto); (ii) by or at the direction of the Board; or (iii) by any member proposing nominations or other business to be brought before a General Meeting who is a holder on the date of the giving of the notice provided for in this Article 108 and at the time of the applicable General Meeting, and who is entitled to vote at such meeting.
Article 108(a)(iii) sets forth the exclusive means for a member to nominate candidates for election as Directors at a General Meeting or to propose other business to be considered at a General Meeting (other than matters properly brought under
Rule 14a-8 under the Exchange Act). No member may nominate candidates for election as
Directors or propose other business except in respect of an Annual General Meeting as permitted by this Article 108 and the members agree that that the provisions of Article 108(c)
to (j) shall mutatis mutandis apply to any nominations of candidates for election as Directors pursuant to Section 178 of the Act. The Board shall have the power to determine whether a nomination or any other business proposed to be brought before a General Meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Article
108 (including whether the Proposing Member or other Member Affiliate, if any, on whose behalf the nomination is made or other business is being proposed solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies in support of such
Proposing Member’s nominee or other business in compliance with such member’s representation as required by Section (c)(i)(K) of this Article 108). If any proposed nomination or other business was not made or proposed in compliance with these Articles, the
Chair of the General Meeting shall have the power to declare to the meeting that any such nomination or other business was not properly brought before the meeting in accordance with the provisions of these Articles, and that such nomination or other business not properly brought before the meeting shall be disregarded and/or shall not be transacted.
(b)Any matter proposed to be brought by a member must constitute a proper matter for member action. A notice of a member to make a Director nomination or to propose any other business to be considered at a General Meeting (each, a “Member Notice”) shall be made in writing and received by the Secretary at the principal executive office of the Company: (i) in the event of an Annual General Meeting, not earlier than the one hundred twentieth (120th)
day and not later than the Close of Business on the ninetieth (90th) day in advance of the anniversary date of the immediately preceding Annual General Meeting; provided, however, that in the event that the Annual General Meeting is called on a date that is not within thirty
(30) days before or after such anniversary date, the Member Notice must be received not later than the Close of Business on the tenth (10th) day following the day on which notice of the date of such Annual General Meeting was mailed or public disclosure of the date of that
Annual General Meeting at which the proposal will be considered was made, whichever first occurs; or (ii) in the event of any other General Meeting convened by the Board, the Member
Notice shall be so received not later than the Close of Business on the tenth (10th) day following the day on which notice of the meeting is first mailed to members or public disclosure of the date of the Extraordinary General Meeting was made, whichever first occurs.
(c)Each Member Notice must set forth:
(i)In connection with a proposed Director nomination or the proposal of any other business, as to the holder giving the Member Notice (the “Proposing
Member”):
(A)whether the Proposing Member is giving the notice on behalf of one or more beneficial owners;
(B)the name and residential address of: (a) the Proposing Member; (b)
any beneficial owner on whose behalf the Proposing Member is acting; and (c) any: (I) participant (as defined in paragraphs (a)(ii)-
(vi) of Instruction 3 to Item 4 of Schedule 14A under the Exchange
Act, or any successor instructions) with any such Proposing Member in a solicitation of proxies in respect of any business or Director nomination proposed by such Proposing Member; (II) affiliate or associate (each, for the purposes of this Article 108, as defined in
Rule 12b-2 under the Exchange Act (or any successor provision)) of such Proposing Member; and (III) any person who is a member of a
“group” (as such term is used in Rule 13d-5 under the Exchange Act
(or any successor provision)) with such Proposing Member (the persons described in sub-paragraphs (b) and (c) are hereinafter collectively referred to as “Member Affiliates”);
(C)the class and number of shares of the Company’s securities which are owned beneficially and of record by the Proposing Member and each
Member Affiliate;
(D)a description of any agreement, arrangement or understanding
(including any derivative or short positions, profit interests, options, warrants, share/stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares) that has been entered into as of the date of the Member Notice by, or on behalf of, the
Proposing Member and such beneficial owners, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, the
Proposing Member or any Member Affiliate, with respect to any securities of the Company (any such agreement, arrangement or understanding entered into by or for the benefit of any person is referred to herein as a “Derivative Instrument”) and whether and the extent to which any Derivative Instruments is in place or has been entered into within the prior six months preceding the date of delivery of the Member Notice by or for the benefit of the Proposing
Member or any Member Affiliate, and if so, a summary of the
material terms thereof;
(E)a description of any proxy, agreement, arrangement, understanding or relationship pursuant to which the Proposing Member (or any
Member Affiliate) has or shares a right to, directly or indirectly, vote any shares of the Company’s securities;
(F)a description of any rights to dividends or other distributions on the shares of any class of shares of the Company, directly or indirectly, owned beneficially by the Proposing Member or any Member
Affiliates that are separated or separable from the underlying securities of the Company;
(G)a representation that the Proposing Member is, and will at the time of such General Meeting be, a holder of the Company’s shares entitled to vote (indicating the class and number of shares owned) and intends to appear in person or by proxy at the meeting to make the
nomination or to propose any other business specified in the Member
Notice;
(H)a description of all arrangements or understandings among the
Proposing Member, each Member Affiliate, and each proposed
nominee and any other person (naming such person) pursuant to which each nomination or proposal of other business is to be made by the Proposing Member;
(I)to the extent not prohibited under applicable law or regulations or other applicable bona fide confidentiality obligation, with respect to the Proposing Member and each Member Affiliate, a list of: (a)
litigation

filed against such person during the prior 10 years; (b) any criminal proceedings (excluding traffic violations and other minor offenses)
naming such person as a subject during the prior 10 years; and (c)
investigations of such person by a governmental entity, including law enforcement agencies, commenced within the prior 10 years;
(J)a representation as to whether the Proposing Member or the beneficial owner, if any, intends or is part of a group (providing the name and address of each participant (as defined in Item 4 of
Schedule 14A of the Exchange Act)) which intends: (a) to deliver applicable proxy materials to holders of at least the percentage of the
Company’s issued share capital required to approve or adopt the proposal or elect the proposed Director nominee; (b) otherwise to solicit proxies from members in support of such proposal or
nomination; and/or (c) to solicit proxies in support of each proposed
Director nominee in accordance with Rule 14a-19 under the
Exchange Act;
(K)the names and addresses of any other members or beneficial owners known to be financially or otherwise materially supporting such nomination or proposal of other business by the Proposing Member or the beneficial owner, if any, on whose behalf the Proposing
Member is acting;
(L)the representations and agreements referenced in Article 108(d) in the form provided by the Company pursuant to Article 108(d) and signed by the Proposing Member and any applicable Member Affiliates; and
(M)any other information relating to the Proposing Member, beneficial owner, if any, any Member Affiliates or such nomination or proposal of other business that would be required to be disclosed in a notice of meeting, proxy statement or other filing required to be made in connection with the solicitation of proxies in support of such proposed Director nominee or other proposal pursuant to Section 14 of the Exchange Act.
(ii)In connection with a proposed Director nomination, as to each person whom a Proposing Member proposes to nominate as a candidate for election as a
Director:
(A)the name, age, business address, and place of residence of the proposed Director nominee;
(B)the class and number of shares and any other securities of the
Company which are, directly or indirectly, owned beneficially or of record by the proposed Director nominee;
(C)a description of all direct and indirect compensation and other material agreements, arrangements or understandings, and any other material relationships, between the Proposing Member or any
Member Affiliate, on the one hand, and such proposed nominee, on the other hand, in connection with the making of such nomination or nominations, including, without limitation, all biographical and related-party transactions and other information that would be required to be disclosed pursuant to Regulation S-K if the Proposing
Member or any such Member Affiliate were the “registrant” for purposes of

such rule and such nominee were a director or executive officer of such registrant;
(D)whether and the extent to which any Derivative Instrument is in place or has been entered into within the prior six months preceding the date of delivery of the Member Notice by or for the benefit of the proposed Director nominee, and if so, a summary of the material terms thereof;
(E)such other information regarding each Director nominee proposed by the Proposing Member as would have been required to be disclosed in solicitations of proxies for election of directors, included in a proxy statement filed pursuant to the proxy rules of the U.S.
Securities and Exchange Commission (the “SEC”) had each
proposed Director nominee been nominated by the Board, or is otherwise required, in each case pursuant to Section 14 of the
Exchange Act (including Regulation 14A and Rule 14a-19 under the
Exchange Act), including such person’s written consent to being named in the proxy statement as a proposed Director nominee and to serving as a Director if elected;
(F)whether such proposed Director nominee is eligible for consideration as an independent director under the relevant standards contemplated by Item 407(a) of Regulation S-K adopted by the SEC (or the
corresponding provisions of any successor regulation) and the relevant listing standards of any exchange where the Company’s equity securities are listed;
(G)the completed questionnaire, representations and agreements referenced in Article 108(d) in the form provided by the Company pursuant to Article 108(d) and signed by the proposed Director nominee; and
(H)any other information relating to such proposed Director nominee that would be required to be disclosed in a proxy statement
(including a notice of meeting) or other filing required to be made in connection with the solicitation of proxies in support of such proposed Director nominee pursuant to Section 14 of the Exchange
Act.
(iii)In connection with any proposed business other than a Director nomination, a description of the matter, the text of the proposed business (including the text of any resolutions proposed for consideration), and the reasons for the
Proposing Member or the beneficial owner, if any, on whose behalf such business is being proposed, to propose such business at the General Meeting.
(d)As a condition of any Director nominee being deemed validly nominated by a member pursuant to Article 108(a)(iii), each such Director nominee must deliver (not later than the deadlines prescribed for delivery of a Member Notice under Article 108(b)) to the
Secretary at the principal executive office of the Company: (i) a fully completed questionnaire with respect to the background and qualifications of the proposed Director nominee; and (ii) a fully completed set of representations and agreements that the proposed Director nominee, the
Proposing Member, and any other person on whose behalf the nomination is being made, as applicable: (A) is not and will not become a party to: (a) without prior written disclosure to the Secretary, any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person as to how such person (including the proposed
Director nominee if elected to the Board) will act, vote, or refrain from acting or voting on any issue, question, or other matter (a “Voting Commitment”); or (b) any Voting
Commitment

that could limit or interfere with such person’s ability to comply with such person’s fiduciary and other duties (including, in the case of the proposed Director nominee, if elected to the
Board) under applicable law; (B) without prior written disclosure to the Secretary, is not and will not become a party to any agreement, arrangement, or understanding with any person other than the Company with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service, action, voting, or refraining from action or voting as a Director; (C) has not violated, and would not violate, any applicable law by being nominated or elected as a Director (in the case of the proposed Director nominee) or by making the nomination (in the case of such other persons); (D) in the case of the proposed
Director nominee; (a) would be in compliance, if elected as a Director, and will comply, with all applicable law, and all policies, standards, procedures, and guidelines of the Company relating to corporate governance, conflicts of interest, corporate opportunity, confidentiality, and stock ownership and trading that are applicable to Directors generally; (b) will comply with the Company’s processes for evaluating any person being considered for nomination as a
Director, including an agreement to meet with current members of the Board, if and when requested by those members, to discuss matters relating to the nomination and potential service of the proposed Director nominee, including the information provided by the proposed
Director nominee in connection with his or her nomination; (c) if elected as a Director, the proposed Director nominee intends to serve a full term; and (E) will provide facts, statements, and other information in all communications with the Company and its members that are or will be true and correct in all material respects and that do not and will not omit to state a material fact, statement, or other information necessary in order to make such communications, in light of the circumstances under which they were made, not misleading.
Prior to submitting a Member Notice, the Proposing Member must request in writing from the
Secretary the form of questionnaire and the representations and agreements described in this
Article 108(d), and the Secretary shall provide the form within five (5) Business Days of a written request made by any member, identified by name, who is a holder at the time of such request.
(e)Each applicable person (including the Proposing Member and any proposed Director nominee) shall update the notice delivered and information previously provided to the
Company pursuant to this Article 108 and under any questionnaire or representations and agreements, if necessary, so that the information provided or required to be provided in such notice shall continue to be true and correct: (i) as of the Record Date for a General Meeting;
and (ii) as of the date that is ten (10) Business Days prior to the meeting (or any adjournment, recess or postponement thereof), and such update shall be received by the Secretary by electronic mail with confirmation of receipt or registered mail addressed to the Secretary at the principal executive office of the Company not later than five (5) Business Days after the
Record Date for such General Meeting (in the case of an update required to be made as of the
Record Date) and not later than eight (8) Business Days prior to the date of such General
Meeting (in the case of an update required to be made as of the date that is ten (10) Business
Days prior to such General Meeting or any adjournment, recess or postponement thereof).
(f)The obligation of a Proposing Member, proposed Director nominee or other applicable person to provide information or an update pursuant to this Article 108 and under any questionnaire or representations and agreements, as applicable, shall not limit the
Company’s rights with respect to any deficiencies in any notice or information provided by such person, extend any applicable deadlines under this Article 108 or enable or be deemed to permit such person to amend or update any nomination or proposal, as applicable, or to submit any new nomination or proposal, including by substituting or adding nominees or proposals, as applicable. A Proposing Member may not, after the last day on which a notice would be timely under this Article 108, cure in

any way any defect preventing the submission of a proposal or nomination of a proposed
Director nominee.
(g)The Company may also, as a condition of any Director nominee being deemed validly nominated by a member pursuant to Article 108(a)(iii), require the Proposing Member, any proposed Director nominee and any other person on whose behalf the nomination is being made to deliver to the Secretary, within five (5) Business Days of such request such other information as may be reasonably requested by the Company, including, without limitation:
(i) such person has agreed to furnish under the applicable member’s notice (including any
Member Notice), questionnaire or representations and agreements delivered to the Company
(including under any such person’s agreement to update information pursuant to any representation and agreement); and (ii) that could (as determined by the Board or any committee thereof) be required by the Company to determine whether the proposed Director nominee would be: (A) considered “independent” as a member of the Board or meet the requirements for membership on the Board or any committee thereof; or (B) material to a reasonable member’s understanding of the qualifications and, fitness and/or independence, or lack thereof, of any proposed Director nominee.
(h)Notwithstanding anything to the contrary in these Articles, unless otherwise required by applicable law, if any member: (i) provides notice pursuant to Rule 14a-19(b) under the
Exchange Act with respect to any proposed Director nominee; and (ii) subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Company that such member has met the requirements of Rule 14a-19(a)(3) promulgated under the Exchange Act in accordance with the following sentence), then the nomination of each such proposed Director nominee shall be disregarded, even if the Company has received proxies or votes in respect of such nomination
(which proxies and votes shall also be disregarded).  If a member provides notice pursuant to
Rule 14a-19(b) or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement (including a notice of meeting) previously filed by such member, such member must provide in writing to the Secretary, no later than seven (7) Business Days prior to the applicable meeting of members, a written certification (and upon request by the
Company, reasonable evidence) that such member has met the applicable requirements of
Rule 14a-19 under the Exchange Act.
(i)With respect to nominations or other business to be brought by a member before a
General Meeting, a member must also comply with all applicable requirements under these
Memorandum and Articles of Association and all other applicable laws, rules and regulations, including under the Exchange Act.
(j)Notwithstanding anything to the contrary, the notice requirements set forth herein with respect to the proposal of any business (other than the nominations of candidates for election to as Directors) by a member pursuant to this Article 108 shall be deemed satisfied if such member has submitted a proposal to the Company in compliance with Rule 14a-8 under the Exchange Act.
109.Each Director shall be elected by an Ordinary Resolution at an Annual General Meeting,
except that if: (a) the Secretary receives notice that one or more members has proposed to nominate one or more persons for election or re-election to the Board, which notice purports to be in compliance with the advance notice requirements for member nominations set forth in these Articles, irrespective of whether the Board at any time determines that any such notice is not in compliance with such requirements; and (b) such nomination or nominations have not been formally and irrevocably withdrawn by such members on or prior to the date that is ten (10) Business Days in advance of the date that the Company first mails its notice of meeting for such

meeting to the members of the Company, and the number of validly nominated Director nominees exceeds the number of Directors fixed by the Board in accordance with Article
86(a) (a “contested election”), each of those nominees shall be voted upon as a separate resolution and the Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at any such meeting and entitled to vote on the election of
Directors.  For the purposes of this Article 109, “elected by a plurality” means the election of those validly nominated Director nominees equal in number to the number of seats to be filled at the relevant general meeting that received the highest number of votes in the contested election.
110.The Directors shall have power at any time and from time to time to appoint any person to be a Director, either to fill a casual vacancy or as an addition to the existing Directors.  Any director so appointed shall hold office only until the next following Annual General Meeting and shall be eligible for re-election.
111.The Company may, by Ordinary Resolution, of which notice has been given in accordance with Section 146(3) of the Act, remove any Director before the expiration of his period of office notwithstanding anything in these Articles or in any agreement between the Company and such Director.  Such removal shall be without prejudice to any claim such Director may have for damages for breach of any contract of service between him and the Company.
112.The Company may, by Ordinary Resolution, appoint another person in place of a Director removed from office under Article 111 and without prejudice to the powers of the Directors under Article 110 the Company in general meeting may appoint any person to be a Director either to fill a casual vacancy or an additional Director.
PROCEEDINGS OF DIRECTORS
113.The Directors may meet together for the dispatch of business, adjourn and otherwise regulate their meetings as they think fit.  Questions arising at any meeting shall be decided by a majority of votes.  Where there is an equality of votes the Chair shall have a second or casting vote.  A Director may, and the Secretary on the requisition of a Director shall, at any time summon a meeting of the Directors.  If the Directors so resolve, it shall not be necessary to give notice of a meeting of Directors to any Director who, being resident in the State, is for the time being absent from the State.
114.The quorum necessary for the transaction of the business of the Directors may be fixed by the
Directors, and unless so fixed shall be three including Alternate Directors (if any).
115.The continuing Directors may act notwithstanding any vacancy in their number but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors or Director may act for the purpose of increasing the number of Directors to that number or of summoning a general meeting of the Company, but for no other purpose.
116.The Directors may from time to time elect a Chair and deputy Chair of their meetings and determine the respective periods for which each of them is to hold office.  In the absence of the Chair, the Deputy Chair, if present and willing to act, shall preside at meetings of the
Directors and be entitled to a second or casting vote where there is an equality of votes.  If no such Chair or Deputy Chair is elected or if at any meeting neither the Chair nor the Deputy
Chair is present within five minutes of the time appointed for holding the same, the Directors present may choose one of their number to be Chair of the meeting.
117.The Directors may delegate any of their powers to committees consisting of such member or members of the Board as they think fit; any committee so formed shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Directors.

118.A Committee may elect a Chair of its members; if no such Chair is elected, or if at any meeting the Chair is not present within five minutes after the time appointed for holding the same, the members present may choose one of their number to be Chair of the meeting.
119.A Committee may meet and adjourn as it thinks proper.  Questions arising at any meeting shall be determined by a majority of votes of the members present, and where there is an equality of votes the Chair shall have a second or casting vote.
120.All acts done by any meeting of the Directors or of a committee of Directors or by any person acting as a Director shall, notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.
121.(a)A resolution in writing signed by all the Directors (other than Alternate Directors) for the time being entitled to receive notice of a meeting of the Directors shall be as valid as if it had been passed at a meeting of the Directors duly convened and held and may consist of several documents in the like form, each signed by one or more of the Directors.
(b)Any Director or Alternate Director may participate in a meeting of the Directors or any committee of the Directors by means of conference telephone or other telecommunications equipment by means of which all persons participating in the meeting can hear each other and such participation in a meeting shall constitute presence in person at the meeting.
MANAGING DIRECTOR OR CHIEF EXECUTIVE
122.The Directors may from time to time appoint one or more of themselves to the office of
Managing Director or Chief Executive for such period and on such terms as to remuneration and otherwise as they think fit, and, subject to the terms of any agreement entered into in any particular case, may revoke such appointment.  Without prejudice to any claim he may have for damages for breach of any contract of service between him and the Company, his appointment shall be automatically determined if he ceases from any cause to be a Director.
123.A Managing Director or Chief Executive shall receive such remuneration whether by way of salary, commission, or participation in the profits, or partly in one way and partly in another, as the Directors may determine.
124.The Directors may entrust to and confer upon a Managing Director or Chief Executive any of the powers exercisable by them upon such terms and conditions and with such restrictions as they may think fit, and either collaterally with or to the exclusion of their own powers, and may from time to time revoke, withdraw, alter or vary all or any of such powers.
PRESIDENT
125.The Directors may from time to time appoint any former Director of the Company or other person who, in their opinion, has rendered outstanding services to the Company to be
President of the Company.  The President shall not, by virtue of his office, be deemed to be a
Director or be entitled to any remuneration.  Nevertheless, by invitation of the Directors, he may attend meetings of the Directors for the purpose of giving advice and the Directors may pay the President, in respect of advice and assistance from time to time so given by him, such remuneration as the Directors may determine.

SECRETARY
126.The Secretary shall be appointed by the Directors for such term, at such remuneration and upon such conditions as they may think fit, and any Secretary so appointed may be removed by them.  The Directors may appoint an Assistant or Deputy Secretary and any provision of these Articles requiring or authorising a thing to be done by or to the Secretary shall be satisfied by it being done by or to an Assistant or Deputy Secretary.
127.A provision of the Acts or these Articles requiring or authorising a thing to be done by or to a
Director and the Secretary shall not be satisfied by it being done by or to the same person acting both as Director and as, or in the place of, the Secretary.
USE OF ELECTRONIC COMMUNICATION
128.Notwithstanding anything to the contrary contained in these Articles, whenever any person
(including without limitation the Company, a Director, the Secretary, a member or any officer or person) is required or permitted by these Articles, the Acts or any other enactment of the
State to give information in writing, such information may be given by electronic means or in electronic form, whether as electronic communication or otherwise, but only if the use of such electronic or other communication conforms with all relevant legislation and provided further that the electronic means or electronic form used has been approved of by the Directors.
THE SEAL
129.(a)The Directors shall provide for the safe custody of the Seal and the Seal shall not be used except by the authority of a resolution of the Directors or of a committee of the Directors authorised in that behalf by the Directors.
(b)The Directors may from time to time make such regulations as they think fit determining the persons and the number of such persons who shall sign every instrument to which the Seal is affixed and until otherwise so determined every such instrument shall be signed by one Director and shall be countersigned by the Secretary, the Assistant Secretary or by a second Director, provided however that in respect of certificates under the Seal for shares, debentures or other securities of the Company no such signatures shall be required and the Directors shall make such regulations as they think fit regarding procedures to be followed in respect of the sealing of such certificates.
DIVIDENDS AND RESERVES
130.The Company in general meeting may declare dividends, but no dividend shall exceed the amount recommended by the Directors.
131.The Directors may from time to time pay to the members such interim dividends as appear to the Directors to be justified by the profits of the Company.
132.No dividend shall (except as by the Acts expressly authorised) be paid otherwise than out of profits.
133.The Directors may, before recommending any dividend, set aside out of the profits of the
Company such sums as they think proper as a reserve or reserves which shall, at the discretion of the Directors, be applicable for any purpose to which the profits of the Company may be properly applied, and pending such application may, at the like discretion, either be employed in the business of the Company or be invested in such investments as the Directors may lawfully determine.  The Directors may also without placing the same to reserve, carry forward any profits which they may think it prudent not to divide.

134.Subject to the rights of persons, if any, entitled to shares with special rights as to dividends, all dividends shall be declared and paid according to the amounts paid or credited as paid on the shares in respect whereof the dividend is paid, but no amount paid or credited as paid on a share in advance of calls shall be treated for the purposes of this Article as paid on the share.
All dividends shall be apportioned and paid proportionately to the amounts paid or credited as paid on the share during any portion or portions of the period in respect of which the dividend is paid, but if any share is issued on terms providing that it shall rank for dividend as from a particular date, such share shall rank for dividend accordingly.
135.The Directors may deduct from any dividend payable to any member all sums of money (if any) immediately payable by him to the Company on account of calls or otherwise in relation to the shares of the Company.
136.(a)Any general meeting declaring a dividend or a bonus may direct payment of such dividend or bonus wholly or partly by the distribution of specific assets and in particular of paid up shares, debentures or debenture stock of any other company or in any or more of such ways, and the Directors shall give effect to such resolution, and where any difficulties arise in regard to such distribution, the Directors may settle the same as they think expedient, and in particular may issue fractional certificates and fix the value for distribution of such specific assets or any part thereof and may determine that cash payments shall be made to any members upon the footing of the value so fixed, in order to adjust the rights of all the parties, and may vest any such specific assets in trustees as may seem expedient to the Directors.
(b)The Directors may, if authorised by an Ordinary Resolution of the Company (and provided that an adequate number of unissued Ordinary Shares are available for the purpose and subject always to the provisions of Article 11), offer Ordinary shareholders the right, prior to or contemporaneously with their announcement of the dividend in question and any related information as to the Company's profits for such financial period or part thereof, to elect to receive in lieu of such dividend (or part thereof) an allotment of additional Ordinary
Shares credited as fully paid.  In any such case the following provisions shall apply:
(i)The Ordinary Resolution may specify a particular dividend (whether or not already declared) or may specify all or any dividends declared within a specified period being a period expiring not later than the commencement of the fifth Annual General Meeting next following the date of the Annual
General Meeting at which the resolution is passed.
(ii)The basis of allotment shall be determined by the Directors so that the value of the additional Ordinary Shares shall be calculated by either:
(A)reference to the average price of the Ordinary Shares where the
“average price” of an Ordinary Share shall be the average of the daily high and daily low share prices as derived from the information published on the Daily Official List of the London Stock Exchange
(if the Directors resolve that the issue price of the shares is to be denominated in Sterling (GB) pence or the information published on
New York Stock Exchange (if the Directors resolve that the issue price of the shares is to be denominated in United States Dollars
(USD)) reporting the business done on each of the first three (3)
Business Days on which the Ordinary Shares are quoted “ex” the relevant dividend; or
(B)in such manner as the Directors may determine on such basis as they may determine to be fair and reasonable.

(iii)The Directors shall give notice in writing to the Ordinary shareholders of the right of election accorded to them and shall send with or following such notice forms of election and specify the procedure to be followed and the place at which the latest date and time by which duly completed forms of election must be lodged in order to be effective.  The Directors may from time to time establish or vary a procedure for election mandates under which a holder of shares may elect to receive additional shares credited as fully paid up instead of cash in respect of future dividends not yet declared or resolved
(and, accordingly, in respect of which the basis of allotment shall not have been determined) offered to that holder under this Article until the election mandate is revoked or deemed to be revoked in accordance with the procedure.
(iv)The dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on Ordinary Shares, in respect whereof the share election has been duly exercised (the “Elected
Shares”) and in lieu thereof additional Ordinary Shares (but not any fraction of a Share), shall be allotted to the holders of the Elected Shares on the basis of allotment determined as aforesaid and for such purpose the Directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account, capital redemption reserve fund or any undenominated capital) or profit and loss account as the Directors may determine a sum equal to the aggregate nominal amount of additional
Ordinary Shares to be allotted on such basis and apply the same in paying up in full the appropriate number of unissued Ordinary Shares for allotment and distribution to and amongst the holders of the Elected Shares on such basis.
(v)The additional Ordinary Shares so allotted shall rank pari passu in all respects with the fully-paid Ordinary Shares then in issue save only as regards participation in the relevant dividend or share election in lieu.
(vi)The Directors may do all acts and things considered necessary or expedient to give effect to any such capitalisation with full power to the Directors to make such provisions as they think fit for the case of shares becoming distributable in fractions (including provisions whereby, in whole or in part, fractional entitlements are disregarded and the benefit of fractional entitlements accrues to the Company rather than to the members concerned). The Directors may authorise any person to enter on behalf of all the members interested into an agreement with the Company providing for such capitalisation and matters incidental thereto and any agreement made under such authority shall be effective and binding on all concerned.
(vii)The Directors may on any occasion determine that rights of election shall not be made available to any Ordinary shareholders who are citizens of or residents of any territory where the circulation of an offer of rights of election or any exercise of rights of election or any purported acceptance of the same would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination.
137.(a)Notwithstanding any other provision of these Articles, the Board may mandate electronic payment as the sole method of payment for dividends and other cash distributions payable to any holder and may remove the option for holders to receive dividend payments by cheque or other paper instrument. Any dividend, distribution, interest or other moneys payable in respect of a share or on the redemption thereof may be paid, at the discretion of the
Board, by cheque or warrant sent through the post direct to the registered

Address of the holder or, where there are joint holders, to the registered Address of that one of the joint holders who is first named on the Register or to such person and to such Address as the holder or joint holders may in writing direct.  Every such cheque or warrant shall be made payable to the order of the person to whom it is sent.
(b)The Directors may also, in circumstances which they consider appropriate, arrange for the payment of dividends or other payments to any particular holder or holders by inter-
bank transfer, or electronic form (including electronic funds transfer, blockchain or other electronic media) or by such other means approved by the Directors directly to an account (of a type approved by the Directors) nominated in writing by the holder or the joint holders.  In particular, where the Company is authorised to do so by or on behalf of the holder or joint holders in such manner as the Directors shall from time to time consider sufficient, the
Directors may pay any dividend interest or other monies by means of the central securities depository concerned (subject always to the facilities and requirements of that central securities depository) including by such arrangements to enable a central securities depository
(or its nominee(s)) or any agent for on behalf of the Company or any such other member or members as the Directors shall from time to time determine to receive the relevant dividends in any currency or currencies other than the currency in which such dividends are declared.
For the purposes of the calculation of the amount receivable in respect of any dividend, the rate of exchange to be used to determine the equivalent in any such other currency of any sum payable as a dividend shall be such rate or rates, and the payment thereof shall be on such terms and conditions, as the Directors may in their absolute discretion determine.
(c)Every such payment made by electronic funds transfer or bank transfer shall be made to the holder or joint holders or to or through such other person or agent as the holder or joint holders may in writing direct.  Every such payment made by means of the central securities depository concerned or by an agent for and on behalf of the Company, as referred to in (b)
above, shall be made in such manner as may be consistent with the facilities and requirements of the central securities depository concerned.
(d)The Company shall not be responsible for any loss of any such cheque, warrant or order and any payment made by electronic funds transfer, bank transfer or through a central securities depository or agent for and on behalf of the Company shall be at the sole risk of the holder or joint holders.  Without prejudice to the generality of the foregoing, if any such cheque, warrant or order has or shall be alleged to have been lost, stolen or destroyed, the
Directors may at the request of the persons entitled thereto issue a replacement cheque, warrant or order subject to compliance with such conditions as to evidence and indemnity and the payment of out-of-pocket expenses of the Company in connection with the request as the
Directors may think fit.
(e)Payment of a cheque, warrant or order, or the debiting of the Company’s account in respect of the appropriate amount in accordance with the provisions of this Article, or, the making of payment in accordance with the facilities and requirements of the central securities depository concerned or through any agent for on behalf of the Company, shall be a good discharge of the Company.
(f)Any dividend or other payment to any particular holder or holders may be paid in such currency or currencies as may from time to time be determined by the Directors and any such payment shall be made in accordance with such rules and regulations (including, without limitation, in relation to the conversion rate or rates) as may be determined by the Directors in relation thereto.

(g)Any one of two or more joint holders may give effectual receipts for any dividends or other monies payable in respect of the shares held by him as joint holder.
138.(a)All unclaimed dividends may be invested or otherwise made use of by the Directors for the benefit of the Company until claimed.  No dividend shall bear interest against the
Company.
(b)Any dividend which has remained unclaimed for twelve years from the date of its declaration shall, if the Directors so decide, be forfeited and cease to remain owing by the
Company.  The payment by the Directors of any unclaimed dividend or other moneys payable in respect of a share into a separate account shall not constitute the Company a trustee in respect thereof.
ACCOUNTING RECORDS
139.The Directors shall, in accordance with Chapter 2 of Part 6 of the Act, cause to be kept adequate accounting records, whether in the form of documents, electronic form or otherwise, that:
(a)correctly record and explain the transactions of the Company;
(b)will enable, at any time, the assets, liabilities, financial position and profit or loss of the Company to be determined with reasonable accuracy;
(c)will enable the Directors to ensure that any financial statements of the Company comply with the requirements of the Acts; and
(d)will enable the financial statements of the Company so prepared to be readily and properly audited.
Adequate accounting records shall be deemed to have been maintained if they comply with the provisions of Chapter 2 of Part 6 of the Act and explain the Company’s transactions and facilitate the preparation of financial statements that give a true and fair view of the assets, liabilities, financial position and profit or loss of the Company and, if relevant, the Group and include any information and returns referred to in Section 283(2) of the Act. The Company may in addition to its obligations to prepare financial statements in accordance with the Act
(or in substitution of such obligations where permitted by the Act as applicable) publish accounting or financial statements in accordance with United States generally accepted accounting principles, as in effect from time to time, or any applicable accounting standard from time to time.
140.The accounting records shall be at the office at such place as the Directors think fit and shall at all reasonable times be open to inspection by the officers of the Company and by any other persons entitled pursuant to the Act to inspect the accounting records of the Company.
141.The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or regulations the accounting records of the Company shall be open to the inspection of members, not being Directors, and no member (not being a
Director) shall have any right of inspecting any financial statement or accounting record of the Company except as conferred by statute or authorised by the Directors or by the Company in general meeting.
142.The Directors shall from time to time, in accordance with the Acts cause to be prepared and to be laid before the Annual General Meeting of the Company such statutory financial statements of the Company and reports as are required by the Acts to be prepared and laid before the Annual General Meeting of the Company.

143.In addition to sending these documents to such other persons as may be required by the Act to receive them, the Directors shall not less than twenty-one days before the date of the Annual
General Meeting send to every member who is entitled to notice of the meeting:
(a)a copy of the statutory financial statements of the Company (including every document required by law to be annexed thereto) which is to be laid before the
Annual General Meeting of the Company together with a copy of the Directors' report and Auditors' report; or
(b)summary financial statements prepared in accordance with Section 1119 of the Act.
PROVIDED HOWEVER, where the Directors elect to send summary financial statements to the members, any member may request that he be sent a copy of the statutory financial statements of the Company and the Company shall also make available the requisite number of copies of these documents as required by law and the rules of the stock exchanges on which the Company is listed.
CAPITALISATION OF PROFITS
144.The Company in general meeting may upon the recommendation of the Directors resolve that any sum for the time being standing to the credit of any of the Company's reserves (including any capital redemption reserve, share premium account or any undenominated capital) or to the credit of profit and loss account be capitalised and be set free for distribution amongst the members who would have been entitled thereto if distributed by way of dividend and in the same proportions on the footing that they become entitled thereto as capital and on condition that the same be not paid in cash but be applied either in or towards paying any amounts for the time being unpaid on any shares held by such members respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such members in the proportions aforesaid, or partly in the one way and partly in the other; and the Directors shall give effect to such resolution provided that a share premium account, a capital redemption reserve fund or any undenominated capital may, for the purposes of this Article, only be applied for purposes permitted by the Acts.
145.Whenever such a resolution as aforesaid shall have been passed, the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby and all allotments and issues of fully paid shares or debentures, if any, and generally do all acts and things required to give effect thereto with full power to the Directors to make such provision as they shall think fit for the case of shares or debentures becoming distributable in fractions (and, in particular, without prejudice to the generality of the foregoing, either to disregard such fractions or to sell the shares or debentures represented by such fractions and distribute the net proceeds of such sale to and for the benefit of the Company or to and for the benefit of the members otherwise entitled to such fractions in due proportions) and also to authorise any person to enter on behalf of all the members concerned into an agreement with the Company providing for the allotment to them respectively credited as fully paid up of any further shares or debentures to which they may become entitled on such capitalisation or, as the case may require, for the payment up by the application thereto of their respective portions of the profits resolved to be capitalised of the amounts remaining unpaid on their existing shares and any agreement made under such authority shall be effective and binding on all such members.
AUDIT
146.Auditors shall be appointed and their duties regulated in accordance with the Acts.

NOTICES
147.(a)A notice may be given to, served on or delivered to any member by the Company: (i)
by handing same to him or his authorised agent; (ii) by leaving the same at his registered
Address; (iii) by sending the same by post to him at his registered Address; (iv) by sending the same via the messaging system of a central securities depository as may be approved by the Directors; (v) by sending, with the consent of the member, the same by means of electronic mail or other means of electronic communication approved by the Directors, with the consent of the member, to the e-mail of the member notified to the Company by the member for such purpose (or if not so notified, then to the e-mail of the member last known to the Company); or (vi) publication of an electronic record of it on a website and notification of such publication (which shall include the address of the website, the place on the website where the document may be found and how the document may be accessed on the website) by any of the methods set out in (i) – (v) above. Where a notice or document is given, served or delivered pursuant to (ii) or (iii) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was handed to the member or his authorised agent or left at his registered Address (as the case may be). Where a notice or document is given, served or delivered pursuant to (iii) of this Article,  service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and to have been effected in the case of the notice of a meeting at the expiration of twenty-four hours after the letter containing the same is posted, and, in any other case, at the time at which the letter would be delivered in the ordinary course of post. Where a notice or document is given, served or delivered pursuant to (iv) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time the same was sent to the messaging system of the central securities depository. Where a notice or document is given, served or delivered pursuant to (v) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the expiration of forty-eight hours after despatch. Where a notice or document is given, served or delivered pursuant to sub-paragraph
(vi) of this Article, the giving, service or delivery thereof shall be deemed to have been effected at the time that the notification of such publication shall be deemed to have been given, served or delivered to such member in accordance with these Articles.
(b)If at any time by reason of the suspension or curtailment of postal services within the
State and/or Great Britain the Company is unable effectively to convene a general meeting by notices sent through the post, the general meeting may be convened by a notice advertised on the same date as the notice in at least two leading daily newspapers circulating in the State and/or Great Britain (as the circumstances require) and such notice shall have been deemed to have been duly served on all members entitled thereto at noon on the day on which the said advertisement shall appear. Notwithstanding anything contained in this Article, the Company shall not be obliged to take account of or make any investigations as to the existence of any suspension or curtailment of postal services within or in relation to all or any part of any jurisdiction or area other than the State.
(c)Any notice to be given, served, sent or delivered pursuant to these Articles shall be in writing (whether in electronic form or otherwise).  Any requirement in these Articles for the consent of a member in regard to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, including the receipt of the
Company’s audited accounts and the directors’ and auditor’s reports thereon, shall be deemed to have been satisfied where the Company has written to the member informing him/her of its intention to use electronic communications for such purposes and the member has not, within four weeks of the issue of such notice, served an objection in writing on the Company to such proposal. Where a member has given,

or is deemed to have given, his/her consent to the receipt by such member of electronic mail or other means of electronic communications approved by the Directors, he/she may revoke such consent at any time by requesting the Company to communicate with him/her in documented form; provided, however, that such revocation shall not take effect until five days after written notice of the revocation is received by the Company.
148.A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder first named in the Register in respect of the share.
149.(a)Any notice addressed to any member and sent by post to or left at his registered
Address or, in the event of notice given or delivered pursuant to 147(a), if sent to the email last notified by the Company by the member for such purpose in pursuance of these Articles shall, notwithstanding that such member be then deceased or bankrupt, be deemed to have been duly served in respect of any shares (whether held solely or jointly with other persons by such member) unless and until the Company shall have received notice in writing of his decease or bankruptcy.
(b)A notice may be given by the Company to the person entitled to a share in consequence of the death or bankruptcy of a member by sending it through the post in a prepaid letter addressed to them by name or by the title of representatives of the deceased or
Official Assignee in bankruptcy or by any like description at the Address supplied for the purpose by the persons claiming to be so entitled, or (until such an Address has been so supplied) at the registered Address of such deceased or bankrupt member.
(c)Service in manner aforesaid shall for all purposes be deemed a sufficient service of such notice on all persons interested (whether jointly with or claiming through or under such deceased or bankrupt member) in any such shares.
150.Notice of every general meeting shall be given in any manner hereinbefore authorised to:-
(a)every member holding at least one Ordinary Share in the Capital of the Company; and
(b)every person upon whom the ownership of a share devolves by reason of his being a personal representative or the Official Assignee in bankruptcy of a member, where the member but for his death or bankruptcy would be entitled to receive notice of the meeting; and
(c)the Auditor for the time being of the Company.
Subject to Articles 5 and 6(v) no other person shall be entitled to receive notices of general meetings.
WINDING UP
151.If the Company shall be wound up and the assets available for distribution among the members as such shall be insufficient to repay the whole of the paid up share capital, such assets shall be distributed so that, as nearly as may be, the losses shall be borne by the members in proportion to the capital paid up or credited as paid up or which ought to have been paid up at the commencement of the winding up on the shares held by them respectively.
If in a winding up the assets available for distribution among the members shall be more than sufficient to repay the whole of the capital paid up or credited as paid up at the commencement of the winding up, the excess shall be distributed among the members in proportion to the capital at the commencement of the winding up paid up or credited as paid up or which ought to have been paid up on the shares held by them respectively; PROVIDED that this Article is without prejudice to the rights of the holders of the five per cent. (5%).
Cumulative Preference Shares, the “A” Preference Shares or any other shares issued upon special terms and conditions.

152.If the Company is wound up, the liquidator may with the sanction of a Special Resolution of the Company and any other sanction required by the Acts, divide among the members in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the members or different classes of members.  The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories the liquidator, with the like sanction, shall think fit, but so that no member shall be compelled to accept any shares or other securities whereon there is any liability.
DESTRUCTION OF RECORDS
153.The Company shall be entitled to destroy all instruments of transfer which have been registered at any time after the expiration of twelve years from the date of registration thereof, all notifications of change of Address at any time after the expiration of two years from the date of recording thereof and all share certificates and dividend mandates which have been cancelled or ceased to have effect at any time after the expiration of one year from the date of such cancellation or cessation.  It shall be conclusively presumed in favour of the Company that every entry in the Register purporting to have been made on the basis of an instrument of transfer or other document so destroyed was duly and properly made and every instrument duly and properly registered and every share certificate so destroyed was a valid and effective document duly and properly cancelled and every other document hereinbefore mentioned so destroyed was a valid and effective document in accordance with the recorded particulars thereof in the books or records of the company; PROVIDED ALWAYS that:
(a)the provision aforesaid shall apply only to the destruction of a document in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant;
(b)nothing herein contained shall be construed as imposing upon the Company any liability in respect of the destruction of any document earlier than as aforesaid or in any other circumstances which would not attach to the Company in the absence of this Article; and
(c)reference herein to the destruction of any document includes references to the disposal thereof in any manner.
INDEMNITY
154.Subject to the provisions of and so far as may be admitted by the Acts, every Director,
Managing Director, Chief Executive, Auditor, Secretary or other Officer (including “officer”
of the Company as such term is defined in the rules of the U.S. Securities and Exchange
Commission promulgated under the Exchange Act) of the Company shall be entitled to be indemnified by the Company against all costs, charges, losses, expenses and liabilities incurred by him in the execution and discharge of his duties or in relation thereto including any liability incurred by him in defending any proceedings, civil or criminal, which relate to anything done or omitted or alleged to have been done or omitted by him as an officer or employee of the Company and in which judgment is given in his favour (or the proceedings are otherwise disposed of without any finding or admission of any material breach of duty on his part) or in which he is acquitted or in connection with any application under any statute for relief from liability in respect of any such act or omission in which relief is granted to him by the Court.
The Directors shall have power to purchase and maintain for or for the benefit of any persons who are or were at any time Directors or Officers of the Company, or who are or were at any time trustees of any pension fund in which employees of the Company are interested, insurance

against any liability incurred by such persons in respect of any act or omission when in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any pension fund of the Company and shall be entitled to vote (and be counted in the quorum) in respect of any resolution concerning the purchase of such insurance.

INDEX
CRH
public limited company

	Article No.
ACCOUNTS	139	—	143
AUDIT	146
BORROWING POWERS	90
CALLS ON SHARES	22	—	28
CAPITAL AND SHARES
Amount	4
5% Cumulative Preference	5
7% “A” Cumulative Preference	6
Alteration of	52	—	55
CAPITALISATION OF PROFITS AND RESERVES	144	—	145
CERTIFICATES	16
CHAIR	116
CONTROL	3
CORPORATIONS ACTING BY REPRESENTATIVES	85
DIRECTORS
Advance Notice	108
Alternate	102
Appointment	110,		112
Chair	116
Chief Executive or Managing Director	122	—	124
Committees of	117	—	120
Deputy Chair	116
Disqualification	103
Indemnity	154
Insurance	154

	Article No.
Meetings	113
Minimum Threshold	107
Number	86
Other Company	89
Participation at meetings	121(b)
Plurality	109
Powers and duties	91	–	102
Proceedings	113	–	121
Quorum	114
Removal	111
Remuneration	88
Resolution in writing	121(a)
Rotation and retirement	104	—	112
Share qualification	87
Shares - power to allot	11(d)
DIVIDENDS AND RESERVES	130	—	138
ELECTRONIC COMMUNICATION – USE OF	128
GENERAL MEETINGS
Adjournment	64,		67
Annual General Meeting	57
Business of	61
Chair	65
Extraordinary General Meeting	58	—	59
Held in/outside the State	56
Notice	60
Poll	68	—	72
Proceedings at	61	—	72
Proxy	78	—	84

	Article No.
Quorum	62
Security and Safety	63
Votes	73	—	84
INDEMNITY	154
LIEN	18	—	21
MINUTES	100
MODIFICATION OF RIGHTS	10
NOMINEE SHAREHOLDERS	13	—	14
NOTICES	147	—	150
OPTIONS	11
POSTAL SERVICES DISRUPTION	147(b)
PRESIDENT	125
RECORDS - DESTRUCTION OF	153
RESERVES	133
SEAL	129
SECRETARY	126	—	127
SHARES
Allotment	11
Calls	22	—	28
Certificates	16
Clearing and Settlement System	17
Commission	12
Conversion into Redeemable	4A		8
Conversion into Stock	48	—	51
Disapplication of statutory pre-emption rights	11(e)
Disenfranchisement	14
Financial Assistance for purchase of - prohibited	15
Forfeiture	40	—	47

	Article No.
Issue with Special Rights	9
Lien	18	—	21
Options	11
Purchase of own	8,		8A
Redeemable	4A,		8
Redemption of Preference Shares	7
Transfer	29	—	34
Transmission	35	—	39
Treasury Shares - re-issue of	8B
Trust - not recognised	13
Warrants	11
THE CLEARING AND SETTLEMENT SYSTEM	17
VOTES OF MEMBERS	73	—	84
WINDING UP	151	—	152